UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant    ☒
Filed by a Party other than the Registrant    ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to § 240.14a-12
ROOT, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply)
☒    No fee required
☐    Fee paid previously with preliminary materials
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

# Root Inc

## 2025 NOTICE OF ANNUAL MEETING + PROXY STATEMENT

WEDNESDAY | June 4, 2025 | 11:00AM EDT

Root, Inc.
80 E. Rich Street, Suite 500
Columbus, Ohio 43215
(866) 980-9431

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 4, 2025
To the Stockholders of Root, Inc.:
On behalf of our board of directors, it is our pleasure to cordially invite you to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Root, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held virtually, via live webcast at www.virtualshareholdermeeting.com/ROOT2025, originating from Columbus, Ohio, on Wednesday, June 4, 2025, at 11:00 a.m. Eastern Daylight Time. We believe hosting a virtual meeting enables participation by more of our stockholders, while lowering the cost of conducting the meeting. Stockholders attending the virtual meeting may participate and vote online during the virtual meeting. We encourage you to attend online and participate. We recommend that you log in a few minutes before 11:00 a.m. Eastern Daylight Time, on June 4, 2025, to ensure you are logged in when the Annual Meeting starts.

The Annual Meeting will be held for the following purposes:

1.    To elect two Class II directors, Jerri DeVard and Nancy Kramer, each to hold office until our Annual Meeting of Stockholders in 2028;
2.    To ratify the selection by the audit, risk and finance committee of our board of directors of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
3.    To approve, on an advisory basis, our named executive officer compensation; and
4.    To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting is April 7, 2025. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

Jodi E. Baker
Vice President, General Counsel and Secretary
Columbus, Ohio
April 25, 2025

You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting, PLEASE VOTE YOUR SHARES. As an alternative to voting online at the Annual Meeting, you may vote your shares in advance of the Annual Meeting through the internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card.

Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Annual Meeting, you must follow the instructions from such organization.

TABLE OF CONTENTS

Page

Root, Inc.
80 E. Rich Street, Suite 500
Columbus, Ohio 43215
(866) 980-9431

PROXY STATEMENT
FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 4, 2025 at 11:00 a.m. Eastern Daylight Time
Our board of directors is soliciting your proxy to vote at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Root, Inc., a Delaware corporation, to be held virtually, via live webcast at www.virtualshareholdermeeting.com/ROOT2025, originating from Columbus, Ohio, on Wednesday, June 4, 2025, at 11:00 a.m. Eastern Daylight Time and any adjournment or postponement thereof. We believe hosting a virtual meeting enables participation by more of our stockholders, while lowering the cost of conducting the meeting. Stockholders attending the virtual meeting may participate and vote online during the virtual meeting.
For the Annual Meeting, we have elected to furnish our proxy materials, including this proxy statement (the “Proxy Statement”) and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Annual Report”), to our stockholders primarily via the internet. On or about April 25, 2025, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) that contains notice of the Annual Meeting and instructions on how to access our proxy materials on the internet, how to vote at the Annual Meeting and how to request printed copies of the proxy materials. Stockholders may request to receive all future materials in printed form by mail or by email by following the instructions contained in the Notice. A stockholder’s election to receive proxy materials by mail or email will remain in effect until revoked. We encourage stockholders to take advantage of the availability of the proxy materials on the internet to help reduce the environmental impact and cost of our Annual Meeting.
Only stockholders of record at the close of business on April 7, 2025 (the “Record Date”) will be entitled to vote at the Annual Meeting. On the Record Date, there were 11,361,118 shares of Class A common stock, 4,000,833 shares of Class B common stock and 14,053,096 shares of Series A Convertible Preferred Stock (the “Series A preferred stock”) outstanding and entitled to vote. Each holder of Class A common stock will have the right to one vote per share of Class A common stock and each holder of Class B common stock will have the right to 10 votes per share of Class B common stock. The holder of the Series A preferred stock is entitled to vote with the holders of Class A common stock and will have the right to one vote per each share of Class A common stock into which the Series A preferred stock is convertible, or 780,727 votes. The holders of shares of Class A common stock, Class B common stock and Series A preferred stock will vote together as a single class on all matters submitted to a vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination for 10 days before the Annual Meeting at our address above. If you would like to view the list, please contact our Secretary at proxy@joinroot.com to schedule an appointment. The stockholder list will also be available online during the Annual Meeting. For instructions on how to attend the Annual Meeting, please see the instructions at www.virtualshareholdermeeting.com/ROOT2025 and on page 2 of this Proxy Statement. You will not be able to attend the Annual Meeting in person.
In this Proxy Statement, we refer to Root, Inc. as “Root,” the “Company,” “we” or “us” and the board of directors of Root as the, or our, “board of directors.” The Annual Report, which contains consolidated financial statements as of and for the fiscal year ended December 31, 2024, accompanies this Proxy Statement. You also may obtain a copy of the Annual Report without charge by emailing proxy@joinroot.com.

QUESTIONS AND ANSWERS ABOUT THESE
PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you the Notice because our board of directors is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements thereof. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. We intend to mail the Notice on or about April 25, 2025, to all stockholders of record entitled to vote at the Annual Meeting.

Why are you holding a virtual Annual Meeting?
The Annual Meeting will be held solely in a virtual format, which will be conducted via a live webcast. We have created and implemented the virtual format in order to facilitate stockholder attendance and participation by enabling stockholders to participate from any location around the world, at no cost. However, you will bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies. A virtual Annual Meeting makes it possible for more stockholders (regardless of size, resources or physical location) to have direct access to information more quickly, while saving Root and our stockholders time and money. We also believe that the online tools we have selected will increase stockholder communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask us questions.
Will I receive any other proxy materials by mail?
You will not receive any additional proxy materials via mail unless (1) you request a printed copy of the proxy materials in accordance with the instructions set forth in the Notice or (2) we elect, in our discretion, to send you a proxy card and a second Notice, which we may send after 10 calendar days have passed since our first mailing of the Notice.
How do I attend, participate in and ask questions during the Annual Meeting?
We will be hosting the Annual Meeting via live webcast only. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/ROOT2025. The meeting will start at 11:00 a.m. Eastern Daylight Time, on Wednesday, June 4, 2025. Stockholders attending the Annual Meeting may participate and vote online during the virtual meeting.
In order to enter the Annual Meeting, you will need the control number, which is included in the Notice or on your proxy card if you are a stockholder of record of shares of Class A common stock, Class B common stock or Series A preferred stock, or included with your voting instruction card and voting instructions received from your broker, bank or other agent if you hold your shares in “street name.” Instructions on how to attend and participate are available at www.virtualshareholdermeeting.com/ROOT2025. We recommend that you log in a few minutes before 11:00 a.m. Eastern Daylight Time to ensure you are logged in when the Annual Meeting starts. The webcast will open 15 minutes before the start of the Annual Meeting.
If you would like to submit a question during the Annual Meeting, you may log in at www.virtualshareholdermeeting.com/ROOT2025 using your control number, type your question into the “Ask a Question” field and click “Submit.”
To help ensure that we have a productive and efficient meeting and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. These rules of conduct will include the following guidelines:

•You may submit questions and comments electronically through the meeting portal during the Annual Meeting.
•Only stockholders of record as of the Record Date for the Annual Meeting and their proxy holders may submit questions or comments.
•Please direct all questions to Alexander Timm, our Chief Executive Officer (“CEO”).
•Please include your name and affiliation, if any, when submitting a question or comment.
•Limit your remarks to one brief question or comment that is relevant to the Annual Meeting and/or our business.
•Questions may be grouped by topic by our management.
•Questions may also be ruled as out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests.
•Be respectful of your fellow stockholders and Annual Meeting participants.
•No audio or video recordings of the Annual Meeting are permitted.
What if I have technical difficulties or trouble accessing the Annual Meeting?
We will have a toll-free technical support “help line” ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/ROOT2025. Technical support will be available starting 15 minutes before 11:00 a.m. Eastern Daylight Time on June 4, 2025.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the Record Date, April 7, 2025, will be entitled to vote at the Annual Meeting. On the Record Date, there were 11,361,118 shares of Class A common stock and 4,000,833 shares of Class B common stock. The holder of the outstanding shares of Series A preferred stock is entitled to 780,727 votes.
•Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or by proxy in advance. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting through the internet, by telephone or by completing and returning a printed proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.
•Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If, on the Record Date, your shares were held not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may vote your shares online during the Annual Meeting only by following the instructions from such organization.

How many votes do I have?
Each holder of shares of our Class A common stock will have one vote per share of Class A common stock held as of the Record Date and each holder of shares of our Class B common stock will have 10 votes per share of Class B common stock held as of the Record Date. The holder of our Series A preferred stock will have 780,727 votes. The holders of the shares of our Class A common stock, Class B common stock and Series A preferred stock will vote as a single class on all matters described in this Proxy Statement for which your vote is being solicited.
What am I voting on?
There are three matters scheduled for a vote:
•Proposal 1: Election of two Class II directors, each to hold office until our annual meeting of stockholders in 2028;
•Proposal 2: Ratification of the selection by the audit, risk and finance committee of our board of directors of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and
•Proposal 3: Approval, on an advisory basis, of our named executive officer compensation.

What if another matter is properly brought before the Annual Meeting?
Our board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
•Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may vote (1) online during the Annual Meeting or (2) in advance of the Annual Meeting by proxy through the internet, by telephone or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online even if you have already voted by proxy.
•To vote online during the Annual Meeting, follow the instructions provided to join the Annual Meeting at www.virtualshareholdermeeting.com/ROOT2025, starting at 11:00 a.m. Eastern Daylight Time on Wednesday, June 4, 2025. The webcast will open 15 minutes before the start of the Annual Meeting.
•To vote in advance of the Annual Meeting through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from the Notice or the printed proxy card. Your internet vote must be received by 11:59 p.m. Eastern Daylight Time on Tuesday, June 3, 2025, to be counted.
•To vote in advance of the Annual Meeting by telephone, dial 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice or the printed proxy card. Your telephone vote must be received by 11:59 p.m. Eastern Daylight Time on Tuesday, June 3, 2025, to be counted.
•To vote in advance of the Annual Meeting using a printed proxy card, which you may request or we may elect to deliver to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•Beneficial Owner: Shares Registered in the Name of Broker or Bank. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should receive a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote online during the Annual Meeting, you must follow the instructions from your broker, bank or other agent.

Internet voting during the Annual Meeting and/or internet proxy voting in advance of the Annual Meeting allows you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your vote instructions. Please be aware that you must bear any costs associated with your internet access.
Can I vote my shares by filling out and returning the Notice?
No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by proxy in advance of the Annual Meeting through the internet, by telephone, using a printed proxy card or online during the Annual Meeting.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notice to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
•Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, then yes, you can revoke your proxy at any time before the final vote at the Annual Meeting. You may revoke your proxy in any one of the following ways:
•Submit another properly completed proxy card with a later date.
•Grant a subsequent proxy by telephone or through the internet.
•Send a timely written notice that you are revoking your proxy to our Secretary via email at proxy@joinroot.com.
•Attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ROOT2025 and vote online during the meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote in advance of the Annual Meeting by telephone or through the internet so that your vote will be counted if you later decide not to attend the Annual Meeting.
Your most current proxy card or telephone or internet proxy is the one that is counted.
•Beneficial Owner: Shares Registered in the Name of Broker or Bank. If you are a beneficial owner and your shares are held in “street name” by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote through the internet, by telephone, by completing the proxy card that may be delivered to you or online during the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted in accordance with the recommendations of our board of directors: “FOR” the election of each of the two nominees for director, “FOR” the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025, and “FOR” approval, on an advisory basis, of our named executive officer compensation. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in “street name” and I do not provide my broker, bank or other agent with voting instructions, what happens?
If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether, pursuant to stock exchange rules, the particular proposal is deemed to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation and certain corporate governance proposals, even if management supported. Accordingly, your broker or nominee may vote your shares on Proposal 2 without your instructions. Your broker or nominee, however, may not vote your shares on Proposals 1 or 3 without your instructions. Such an event would result in a “broker non-vote” and these shares will not be counted as having been voted on Proposals 1 or 3. Please instruct your bank, broker or other agent to ensure that your vote will be counted.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”
As a reminder, if you are a beneficial owner of shares held in “street name,” in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from such organization.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes “FOR,” “AGAINST,” abstentions and broker non-votes; with respect to the proposal to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025, votes “FOR,” “AGAINST” and abstentions; and with respect to the proposal to approve, on an advisory basis, our named executive officer compensation, votes “FOR,” “AGAINST,” abstentions and broker non-votes.

How many votes are needed to approve each proposal?
The holders of the shares of our Class A common stock, Class B common stock and Series A preferred stock will vote as a single class on all matters described in this Proxy Statement.

Proposal	Vote Required for Approval	Abstentions	Broker Non-Votes
1. Election of directors
Each of the two nominees must receive “FOR” votes from holders of a majority of shares cast. Any director nominee who does not receive a majority of the votes cast is required to submit a resignation to the nominating and governance committee, which will make a recommendation to the board of directors as to whether to accept or reject the resignation or take other action. The board of directors will, within 90 days following certification of the election results, publicly disclose its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision.

		No effect	No effect
2. Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025	Must receive “FOR” votes from the holders of a majority of shares present by virtual attendance or represented by proxy and entitled to vote on the matter.	Against	Not applicable
3. Approval, on an advisory basis, of our named executive officer compensation
Must receive “FOR” votes from the holders of a majority of shares present by virtual attendance or represented by proxy and entitled to vote on the matter. Although the advisory vote on this proposal is nonbinding, the board of directors and the compensation committee expect to consider the results of the vote when making executive compensation decisions.
		Against	No effect
The holder of our Series A preferred stock has agreed to vote its shares of Series A preferred stock at the Annual Meeting in support of Proposal 1 and in the same proportion as our unaffiliated stockholders with respect to all of the other proposals. Our “unaffiliated stockholders” do not include any of our current officers and directors and any other beneficial owner of more than 5.0% (determined on a fully diluted basis) of our outstanding common stock (other than investors that are eligible to file a Schedule 13G with the SEC pursuant to Rule 13d-1(b) under the Securities Exchange Act of 1934 (the “Exchange Act”)) and any affiliate of any of the foregoing persons.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares entitled to vote are present at the Annual Meeting by virtual attendance or represented by proxy. On the Record Date, there were 11,361,118 shares of Class A common stock and 4,000,833 shares of Class B common stock outstanding and entitled to vote. As of the Record Date, the holder of the outstanding shares of Series A preferred stock is entitled to 780,727 votes.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote online during the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of the voting power of the shares present at the Annual Meeting by virtual attendance or represented by proxy may adjourn the Annual Meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
When are stockholder proposals due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials pursuant to Rule 14a-8 under the Exchange Act, your proposal must be submitted in writing by December 26, 2025, to our Secretary at 80 E. Rich Street, Suite 500, Columbus, Ohio 43215, Attention: Secretary.
Pursuant to our Amended and Restated Bylaws, if you wish to submit a proposal (including a director nomination) at the annual meeting of stockholders to be held in 2026 (the “2026 Annual Meeting”) that is not to be included in next year’s proxy materials, you must do so not later than the close of business on March 6, 2026, nor earlier than the close of business on February 4, 2026. However, if the date of our 2026 Annual Meeting is held prior to May 5, 2026 or after July 4, 2026, to be timely, notice by the stockholder must be received (A) not earlier than the close of business on the 120th day prior to the 2026 Annual Meeting and (B) not later than the close of business on the later of the 90th day prior to the 2026 Annual Meeting or, if later than the 90th day prior to the 2026 Annual Meeting, the 10th day following the day on which public announcement of the date of the 2026 Annual Meeting is first made. You are also advised to review our Amended and Restated Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. A stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees must satisfy the foregoing requirements under our Amended and Restated Bylaws, including providing the information required by Rule 14a-19 under the Exchange Act. The requirements of such notice can be found in our Amended and Restated Bylaws, a copy of which is on our website, at ir.joinroot.com.
Our proxy related to the 2026 Annual Meeting will give discretionary authority to the proxy holders to vote with respect to all proposals submitted outside the process of Rule 14a-8 received by us after the date determined in accordance with our Amended and Restated Bylaws.
Who is paying for this proxy solicitation?
We will pay for the cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid additional compensation for soliciting proxies. We may reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

PROPOSAL 1 - ELECTION OF DIRECTORS
Our board of directors currently consists of eight members and is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors and each class has a three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election until the third annual meeting following the election.
Our directors are divided into the three classes as follows:
•Class II directors: Jerri DeVard and Nancy Kramer, whose terms will expire at the Annual Meeting;
•Class III directors: Lawrence Hilsheimer, Alexander Timm and Douglas Ulman, whose terms will expire at the 2026 Annual Meeting; and
•Class I directors: Beth Birnbaum, Donna Dorsey and Julie Szudarek, whose terms will expire at the annual meeting of stockholders to be held in 2027 (the “2027 Annual Meeting”).
Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Vacancies on the board of directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the board of directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of Root.
Mses. DeVard and Kramer have each been nominated for reelection to serve as a Class II director. Each of Mses. DeVard and Kramer is currently a member of our board of directors and was previously elected by the stockholders at the annual meeting of stockholders held in 2022. Each of these nominees has agreed to stand for reelection at the Annual Meeting. Our management has no reason to believe that any nominee will be unable to serve. If elected at the Annual Meeting, each of these nominees would serve until the annual meeting of stockholders to be held in 2028 and until her successor has been duly elected, or if sooner, until the director’s death, resignation or removal.
Our Amended and Restated Bylaws include a majority vote standard for uncontested director elections, which requires that a nominee for director in an uncontested election receive a majority of the votes cast at a stockholder meeting in order to be elected to the board of directors. Any director nominee who does not receive a majority of the votes cast is required to submit a resignation to the nominating and governance committee, which will make a recommendation to the board of directors as to whether to accept or reject the resignation or take other action. The board of directors will, within 90 days following certification of the election results, publicly disclose its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee may instead be voted for the election of a substitute nominee proposed by us.
Our nominating and governance committee seeks to assemble a board of directors that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct our business. To that end, the committee has identified and evaluated nominees in the broader context of the board of directors’ overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the committee views as critical to effective functioning of the board of directors. To provide a mix of experience and perspective on the board of directors, the committee also takes into account diversity (including gender identity, race, ethnicity, nationality, religion, disability, age and sexual orientation) and other factors that it deems appropriate to maintain a balance of knowledge, experience, and capability on the Board. The biographies below include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills of each director nominee that led the committee to believe that that nominee should continue to serve on the board of directors. However, each of the members of the committee may have a variety of reasons why a particular person would be an appropriate nominee for the board of directors and these views may differ from the views of other members.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
EACH CLASS II DIRECTOR NOMINEE NAMED ABOVE.

INFORMATION REGARDING
DIRECTOR NOMINEES AND CURRENT DIRECTORS

The following table sets forth, for the Class II nominees at the Annual Meeting, their ages, positions held and length of service as of the date of this Proxy Statement. The brief biographies below include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills that led the nominating and governance committee to believe that each director nominee should continue to serve on the board of directors. There are no family relationships among any of our executive officers or directors.

Nominees	Age	Term Expires	Position(s) Held	Director Since
Jerri DeVard	66	2025	Director	2020
Nancy Kramer	69	2025	Director	2020
Nominees for Election at the 2025 Annual Meeting of Stockholders
Jerri DeVard. Ms. DeVard has served as a member of our board of directors since October 2020. She is the Founder of the Black Executive CMO Alliance (BECA), an alliance designed to champion corporate diversity and help build the next generation of C-suite marketing executives. From January 2018 to March 2020, Ms. DeVard served as EVP, Chief Customer Officer of Office Depot, Inc., an office supply retailing company, where she also served as EVP, Chief Marketing Officer from September 2017 to December 2017. Prior to Office Depot, Ms. DeVard served as Senior Vice President and Chief Marketing Officer of The ADT Corporation (NYSE: ADT), a home and business security company, from March 2014 through May 2016. She has also served in senior marketing roles at Nokia Corporation, Verizon Communications Inc., Citibank N.A., Revlon Inc., Harrah’s Entertainment, the Minnesota Vikings and the Pillsbury Company. Ms. DeVard is a graduate of Spelman College and Clark Atlanta University Graduate School of Business. She currently serves on the Board of Directors of Under Armour, Inc. (NYSE: UA), a sports equipment company, Cars.com (NYSE: CARS), an online automotive classified company, and Dow Inc. (NYSE: DOW), a materials-science and packaging company. From 2016 to 2018, she served as a member of the Board of Directors of ServiceMaster Global Holdings Inc., a residential and commercial services company. We believe Ms. DeVard is qualified to serve on our board of directors due to her experience in executive leadership roles, her marketing expertise and her experience serving on other public company boards of directors.
Nancy Kramer. Ms. Kramer has served as a member of our board of directors since August 2020. Since August 2016, she has served as the Global Chief Evangelist of IBM iX (NYSE: IBM), a digital strategy and marketing services division of IBM. She founded Resource/Ammirati, a marketing and creative agency, in 1981 with Apple Computer as her first client, and served dozens of Fortune 500 companies, until its sale to IBM in 2016. In addition to her role on our board of directors, she has served as a director of M/I Homes, Inc. (NYSE: MHO), a home construction company, since 2015. From 2013 to 2015, Ms. Kramer served as a director of Glimcher Realty Trust, a real estate investment trust, until its sale to Washington Prime Group in 2015. She holds a Bachelor of Arts from The Ohio State University. We believe Ms. Kramer is qualified to serve on our board of directors due to her experience in executive management roles and advising venture capital companies as well as her public company director experience.

Information About Our Continuing Directors

The following table sets forth, for the remaining members of our board of directors whose terms continue beyond the Annual Meeting, their ages, positions held and length of service as of the date of this Proxy Statement. The principal occupation, business experience and education of each continuing director are set forth below. Unless otherwise indicated, principal occupations shown for each director have extended for five or more years.

Continuing Directors	Age	Term Expires	Position(s) Held	Director Since
Lawrence Hilsheimer	67	2026	Director	2020
Alexander Timm	36	2026	Co-Founder, CEO and Director	2015
Douglas Ulman	47	2026	Director	2016
Beth Birnbaum	52	2027	Director	2022
Donna Dorsey	54	2027	Director	2023
Julie Szudarek	53	2027	Director	2022
Directors Continuing in Office Until the 2026 Annual Meeting of Stockholders
Lawrence Hilsheimer. Mr. Hilsheimer has served as a member of our board of directors since October 2020. Since May 2014, Mr. Hilsheimer has served as Executive Vice President and Chief Financial Officer of Greif, Inc. (NYSE: GEF), an industrial manufacturing company. From April 2013 to April 2014, Mr. Hilsheimer served as Executive Vice President and Chief Financial Officer of The Scotts Miracle-Gro Company (NYSE: SMG), a multinational supplier of consumer gardening products. From October 2007 to March 2013, Mr. Hilsheimer served in various executive roles with Nationwide Mutual Insurance Company, beginning as EVP/CFO, then as President and Chief Operating Officer of Nationwide Direct and Customer Solutions with responsibility for its direct to consumer sales and service, Nationwide Bank and Nationwide Better Health, before taking on the role of President and Chief Operating Officer of Nationwide Retirement Plans with continuing responsibility for Nationwide Bank. Prior to Nationwide, Mr. Hilsheimer served at Deloitte from 1979 through 2007, as a partner from 1988 through 2007, including as a Vice Chairman from 2005 through 2007. Mr. Hilsheimer is a director and Chairman of the Audit Committee of Installed Building Products, Inc. (NYSE: IBP), an installer of insulation products. Since 2017, Mr. Hilsheimer has served as a director of Root Insurance Company, a subsidiary of the Company, and served as Chairman of its Audit Committee until such committee was dissolved in January 2021. Mr. Hilsheimer is certified in cybersecurity oversight by the National Association of Corporate Directors. We believe Mr. Hilsheimer is qualified to serve on our board of directors due to his management experience, his experience in the insurance industry, as a chief financial officer and as an audit committee chairperson, and his existing relationship with the Company.
Alexander Timm. Mr. Timm has served as our Co-Founder, CEO and a member of our board of directors since our founding in March 2015. From August 2011 to March 2015, Mr. Timm served in various management roles at Nationwide Mutual Insurance Company, an insurance and financial services company. Mr. Timm currently serves as a member of the board of directors of GoHealth, Inc. (Nasdaq: GOCO), a digital health insurance marketplace. He is a 2023 Aspen Institute Henry Crown Fellow. He holds a Bachelor of Science and Bachelor of Arts in Actuarial Science, Accounting and Mathematics from Drake University. He is also a fellow of the Casualty Actuarial Society. We believe Mr. Timm is qualified to serve on our board of directors due to his perspective and experience as our Co-Founder and CEO, as well as his experience in the insurance industry.

Douglas Ulman. Mr. Ulman has served as a member of our board of directors since December 2016. He currently serves as Vice Chair of the Board of Pelotonia, a nonprofit based in Columbus, Ohio that has raised more than $300 million for cancer research since 2009. From December 2014 to January 2024, Mr. Ulman served as Chief Executive Officer of Pelotonia. From 2008 to December 2014, he served as the President and Chief Executive Officer of The LIVESTRONG Foundation. A social entrepreneur and community builder, Mr. Ulman founded the Ulman Cancer Fund for Young Adults (now the Ulman Foundation) after his own cancer diagnosis. He also founded Orli in 2022 and serves as the Chair of Signal Ohio’s board and is a member of both The Columbus Partnership and Young Presidents’ Organization (YPO). He recently served as a Hauser Fellow at Harvard University Kennedy School Center for Public Leadership. He holds a Bachelor of Arts from Brown University and completed the Executive Program in Leadership at Stanford University. We believe Mr. Ulman is qualified to serve on our board of directors due to his experience in executive leadership roles.

Directors Continuing in Office Until the 2027 Annual Meeting of Stockholders

Beth Birnbaum. Ms. Birnbaum has served on our board of directors since March 2022. Ms. Birnbaum currently serves as Chief Operating Officer of Mudstack, Inc., a platform for version control, management and review of digital assets. Previously, Ms. Birnbaum served as Chief Operating Officer at PlayFab, Inc. (“PlayFab”), the backend service platform for gaming acquired by Microsoft Corporation (Nasdaq: MSFT), from 2017 to 2018. Prior to PlayFab, Ms. Birnbaum served in a variety of roles at GrubHub, Inc., from 2011 to 2016, most recently as Senior Vice President of Product. From 2003 to 2011, Ms. Birnbaum served in a variety of roles at Expedia Group, Inc. (Nasdaq: EXPE), an online travel company, most recently as Vice President of Product and Connectivity. Ms. Birnbaum served on the board of directors of John Wiley & Sons, Inc. (NYSE: WLY and WLYB), a publishing company specializing in scientific, technical, and medical books and journals, from 2018 to 2024. She holds a Bachelor of Arts in Economics and International Studies from Yale University and a Master of Business Administration from INSEAD. Ms. Birnbaum is Diligent Climate Leadership Certified. We believe Ms. Birnbaum is qualified to serve on our board of directors due to her extensive operating experience in the technology industry, in particular in the areas of product and general management, and her experience as a director of another public company.
Donna Dorsey. Ms. Dorsey has served as a member of our board of directors since October 2023. Since 2015, Ms. Dorsey has served as Executive Vice President and Chief People & Culture Officer for International Motors, LLC (“International Motors”), a manufacturer of commercial transportation vehicles. In this role, she is responsible for all aspects of human resource strategy and provides strategic business and human capital leadership that has driven change and innovation at the company. Ms. Dorsey has announced that she plans to step down from that role in May 2025. Prior to that role, Ms. Dorsey led strategic human capital direction for all business operations at International Motors while overseeing International Motors’ team of human capital business partners. Since 2004, she has held roles of increasing responsibility within International Motors, including human capital leadership within International Motors’ Integrated Product Development organization. She holds a Bachelor of Arts in Political Science from Rutgers University and a Juris Doctor from Chicago-Kent College of Law with a certification in labor and employment law. We believe Ms. Dorsey is qualified to serve on our board of directors due to her extensive experience in the human capital management field, with an emphasis on change and innovation.
Julie Szudarek. Ms. Szudarek has served as a member of our board of directors since July 2022. Since 2023, Ms. Szudarek has served as the Chief Executive Officer of Self Financial, Inc. (“Self”), a credit building platform working to increase economic inclusion and financial resilience through products that make building credit accessible. Prior to joining Self, Ms. Szudarek served as Chief Executive Officer of Atida Mifarma (“Atida”), one of the largest online pharmacies in Europe, from 2019 until January 2023. Before joining Atida, Ms. Szudarek held senior leadership roles at Groupon Inc. (Nasdaq: GRPN) (“Groupon”), an online commerce marketplace, in sales, operations, logistics, and administration from 2011 to 2018. Prior to Groupon, she served in a variety of roles at Orbitz Worldwide, Inc. (acquired by Expedia), an online travel company, from 2005 to 2011. Earlier in her career, Ms. Szudarek worked in management consulting at Accenture plc (formerly Andersen Consulting), a global professional services company. Ms. Szudarek holds a Bachelor of Arts in Finance from Indiana University and a Master of Business Administration from the University of Michigan. We believe Ms. Szudarek is qualified to serve on our board of directors due to her experience driving e-commerce and technology-enabled businesses, including as a Chief Executive Officer.

Board Summary

Total Number of Directors	8
Average Tenure (from IPO)	3.7 Years

Demographic Background	Female	Male
Gender Identity	5	3
African American or Black	2	—
White	3	3
LGBTQ+	1

Board Skills Matrix

	Alexander Timm	Lawrence Hilsheimer	Douglas Ulman	Nancy Kramer	Jerri DeVard	Beth Birnbaum	Julie Szudarek	Donna Dorsey
C-Suite Executive	✓	✓	✓	✓	✓	✓	✓	✓
Insurance	✓	✓
Finance/Accounting	✓	✓			✓		✓
Technology/Cyber	✓	✓		✓		✓	✓
Human Capital			✓	✓				✓
Innovation	✓		✓	✓	✓	✓	✓	✓
Brand Marketing			✓	✓	✓
Led Business Transformation	✓	✓	✓	✓	✓	✓	✓	✓
Gov’t/Regulatory/Legal/Public Policy		✓	✓					✓
Public Company Board	✓	✓		✓	✓	✓

INFORMATION REGARDING THE BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE

Independence of The Board of Directors

Our Class A common stock is listed on the Nasdaq Stock Market (“Nasdaq”). Under the Nasdaq listing standards (the “listing standards”), a majority of the members of our board of directors must qualify as “independent,” as affirmatively determined by our board of directors. Our board of directors consults with our counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, any of his or her family members, Root, Root’s business partners, our senior management and our independent auditors, our board of directors has affirmatively determined that Lawrence Hilsheimer, Julie Szudarek, Nancy Kramer, Douglas Ulman, Jerri DeVard, Beth Birnbaum and Donna Dorsey do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the listing standards. In making these determinations, our board of directors considered the applicable listing standards, the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock held by each non-employee director and the transactions described in the section titled “Transactions with Related Persons.” Alexander Timm was not independent due to his position as an executive officer of Root. Accordingly, a majority of our directors are independent, as required under applicable listing standards.
Board Leadership Structure
Our board of directors is committed to strong, independent board leadership and believes that objective oversight of management is a critical aspect of effective corporate governance. Accordingly, while Mr. Timm serves as the chairperson, Mr. Hilsheimer currently serves as lead independent director of our board of directors. The primary responsibilities of the lead independent director are to: work with the CEO to develop board meeting schedules and agendas; provide the CEO feedback on the quality, quantity and timeliness of the information provided to the board of directors; develop the agenda for and moderate executive sessions of the independent members of the board of directors; preside over board meetings when the chairperson is not present; act as principal liaison between the independent members of the board and the CEO; and convene meetings of the independent directors as appropriate. Accordingly, the lead independent director has substantial ability to shape the work of the board of directors. We believe that having a lead independent director supports the board of directors in its oversight of the business and affairs of Root. In addition, we believe that having a lead independent director creates an environment that is conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the board of directors to monitor whether management’s actions are in the best interests of Root and its stockholders. As a result, Root believes that having a lead independent director can enhance the effectiveness of the board of directors as a whole.
Role of the Board in Risk Oversight
Our board of directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, to improve long-term organizational performance and to enhance stockholder value. A fundamental part of risk management is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for a given company. The involvement of our full board of directors in reviewing our business is an integral aspect of its assessment of management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk.
While our full board of directors has overall responsibility for risk oversight, it has delegated oversight of certain risks to its committees. Our audit, risk and finance committee monitors our major financial and security risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our audit, risk and finance committee also monitors compliance with legal and regulatory requirements. Our compensation committee monitors whether any of our compensation programs, policies and practices has the potential to encourage excessive risk-taking. Our nominating and governance committee oversees our major corporate governance risks, including through monitoring the effectiveness of our Corporate Governance Guidelines, and risks related to the Company’s reputation through oversight of sustainability and corporate social responsibility matters.

In connection with its reviews of the operations of our business, the board of directors addresses the primary risks associated with our business including, for example, strategic planning and cybersecurity. Our board of directors appreciates the evolving nature of our business and industry and is actively involved with monitoring new threats and risks as they emerge. In particular, our board of directors is committed to the prevention, timely detection and mitigation of the effects of cybersecurity threats or incidents. Mr. Hilsheimer, the chair of the audit, risk and finance committee, is certified in cybersecurity oversight by the National Association of Corporate Directors.
At periodic meetings of our board of directors and its committees, management reports to and seeks guidance from our board of directors and its committees with respect to the most significant risks that could affect our business, such as legal risks, information security and privacy risks and financial, tax and audit-related risks. In addition, among other matters, management provides our audit, risk and finance committee periodic reports on our compliance programs and investment policy and practices.
Meetings of the Board of Directors and its Committees
Our board of directors is responsible for the oversight of management and the strategy of our company and for establishing corporate policies. Our board of directors meets periodically during the year to review significant developments affecting us and to act on matters requiring the approval of our board of directors. Our board of directors met four times during our last fiscal year. The audit, risk and finance committee met four times during our last fiscal year. The compensation committee met five times during our last fiscal year. The nominating and governance committee met four times during our last fiscal year. During our last fiscal year, each director attended 75% or more of the aggregate of the meetings of our board of directors and of the committees on which he or she served. Although we do not have a formal policy regarding director attendance at our annual meeting of stockholders, we encourage our directors and nominees for director to attend. Six of our eight directors attended the 2024 Annual Meeting via webcast.
Composition of the Board and its Committees
Our board of directors has established an audit, risk and finance committee, a compensation committee and a nominating and governance committee. Our board of directors has adopted a written charter for each of our standing committees, which are available to stockholders on our investor relations website at ir.joinroot.com.
The following table provides membership information and the total number of meetings for the fiscal year ended December 31, 2024, for each of the standing committees of our board of directors:

Name	Audit, Risk and Finance Committee	Compensation Committee	Nominating and Governance Committee
Alexander Timm
Julie Szudarek	Member†
Douglas Ulman	Member		Chair
Jerri DeVard			Member
Lawrence Hilsheimer	Chair†
Beth Birnbaum		Member
Donna Dorsey		Member
Nancy Kramer		Chair
Total meetings held in 2024	4	5	4
†    Audit Committee Financial Expert

Our board of directors has determined that each member of each standing committee meets the applicable Nasdaq listing standards regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.
Our board of directors may establish other committees from time to time to facilitate the management of our business. In addition to these three standing committees, the board of directors maintains a strategy committee, which meets as necessary to generally oversee our business and marketing strategy. This committee is chaired by Ms. DeVard, and Ms. Kramer is a member of the strategy committee. The strategy committee: reviews and advises the Board on overall strategy, direction and effectiveness of the Company’s short- and long-term goals and objectives, including goals and objectives related to its brand and marketing plans and strategies; identifies and provides the board of directors with views on marketing and branding developments and trends that are relevant to the Company and in alignment with the Company’s strategy and success of the Company’s product sales and commercialization of its services; and advises the Board with respect to collaborations and endorsement arrangements, and participation in other programs to enhance the Company’s value proposition and visibility of its products in the marketplace. The strategy committee met three times in 2024. In addition, the board of directors maintains an executive committee, comprised of Messrs. Hilsheimer and Timm, which meets as necessary to address matters that arise between board meetings and may exercise the powers and authority of the board of directors, subject to specific limitations consistent with our Amended and Restated Bylaws and applicable law.

Below is a description of each standing committee of our board of directors.

Audit, Risk and Finance Committee

Our audit, risk and finance committee is comprised of Lawrence Hilsheimer, Julie Szudarek and Douglas Ulman. Our board of directors has determined that each member of the audit, risk and finance committee satisfies the independence requirements under the listing standards of Nasdaq Rule 5605(c)(2) and Rule 10A-3(b)(1) of the Exchange Act. The chair of our audit, risk and finance committee is Mr. Hilsheimer. Our board of directors has determined that Mr. Hilsheimer and Ms. Szudarek are both “audit committee financial experts” within the meaning of SEC regulations. Each member of our audit, risk and finance committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our board of directors has examined each audit, risk and finance committee member’s scope of experience and the nature of their employment.

The primary purpose of the audit, risk and finance committee is to discharge the responsibilities of our board of directors with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits and to oversee our independent registered public accounting firm. Specific responsibilities of our audit, risk and finance committee include:

•overseeing the Company’s accounting and financial reporting processes, systems of internal control, financial statement audits and the integrity of the Company’s financial statements;

•managing the selection, engagement terms, fees, qualifications, independence and performance of the registered public accounting firms engaged as the Company’s independent outside auditors for the purpose of preparing or issuing an audit report or performing audit services;
•maintaining and fostering an open avenue of communication with the Company’s management, internal audit group and independent external auditors;
•reviewing any reports or disclosures required by applicable law and stock exchange listing requirements;
•overseeing organization and performance of the Company’s internal audit function and independent external auditors;
•helping the board of directors oversee the Company’s compliance with legal and regulatory requirements;
•overseeing the identification and monitoring of important existing and emerging enterprise risks material to the achievement of our strategic and operational objectives;
•reviewing and approving enterprise risk policies and procedures and determining risk appetite and tolerance limits;
•reviewing and periodically evaluating the effectiveness of management processes and action plans to identify and address enterprise risks and review and approve any reports or disclosures as required by applicable law;
•reviewing the status of any material tax audits and proceedings, our tax strategy and any other material tax matters;
•reviewing and approving or recommending to the board of directors, as appropriate, all material financing plans, including debt or equity issuances, share repurchases or dividends;
•reviewing our policies for investing in marketable securities and monitoring compliance with those policies;

•reviewing the scope of treasury risks;
•reviewing the adequacy of our insurance policies;
•reviewing long-term capital and liquidity polices; and
•providing regular reports and information to the board of directors.
Audit, Risk and Finance Committee Report
The audit, risk and finance committee has reviewed and discussed the audited financial statements and its report on internal control over financial reporting for the fiscal year ended December 31, 2024 with our management. The audit, risk and finance committee has also reviewed and discussed with Deloitte & Touche LLP, our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The audit, risk and finance committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit, risk and finance committee concerning independence and has discussed with Deloitte & Touche LLP the accounting firm’s independence. Based on the foregoing, the audit, risk and finance committee has recommended to our board of directors that the audited financial statements and the report on internal control be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and filed with the SEC.
Lawrence Hilsheimer, Chair
Julie Szudarek
Douglas Ulman

The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of Root under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
Our compensation committee is comprised of Nancy Kramer, Beth Birnbaum and Donna Dorsey. The chair of our compensation committee is Ms. Kramer. Our board of directors has determined that each member of the compensation committee is independent under the listing standards of Nasdaq and a “non-employee director” as defined in Rule 16b-3 under the Exchange Act.
The primary purpose of our compensation committee is to discharge the responsibilities of our board of directors in overseeing our compensation programs, policies, and practices and to review and determine the compensation to be paid to our executive officers, non-employee directors and other senior management, as appropriate. Specific responsibilities of our compensation committee include:
•reviewing and approving, or recommending to our board of directors, the compensation of our CEO and other executive officers;
•reviewing and approving, or recommending to our board of directors, the compensation of our non-employee directors;
•administering our equity incentive plans and other benefit programs;
•reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management;

•reviewing the Company’s practices and policies of employee compensation as they relate to risk management and risk-taking incentives;

•reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy; and
•monitoring and discussing with management any transactions involving the pledge of our common stock as collateral pursuant to a loan agreement.
Compensation Committee Processes and Procedures
The compensation committee will generally meet quarterly and with greater frequency if necessary. The compensation committee also acts periodically by unanimous written consent in lieu of a formal meeting. The agenda for each meeting is developed by the chair of the compensation committee, in consultation with management. The compensation committee also meets in executive session without the presence of management. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the compensation committee to make presentations, to provide financial or other background information or advice or to otherwise participate in compensation committee meetings. Our CEO may not participate in, or be present during, any deliberations or determinations of the compensation committee regarding his compensation.
The charter of the compensation committee grants the compensation committee full access to all books, records, facilities and personnel of Root. In addition, under the charter, the compensation committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the compensation committee considers necessary or appropriate in the performance of its duties. The compensation committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the compensation committee. In particular, the compensation committee has the authority to retain compensation consultants to assist in its evaluation of executive officer and non-employee director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.
Generally, the compensation committee’s process for determining executive compensation is comprised of two related elements: (i) the determination of compensation levels; and (ii) the establishment of performance objectives for the current year. For executives other than our CEO, the compensation committee solicits and considers evaluations and recommendations submitted to the committee by our CEO. The compensation committee considers the results of our CEO’s performance evaluation performed by the board of directors, and the compensation committee determines any adjustments to his compensation as well as equity awards to be granted. For all executive officers and non-employee directors, as part of its deliberations, the compensation committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, executive and director stock ownership information, Company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and, if applicable, recommendations of the compensation committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant. For more information regarding the role of management and the compensation consultant in determining or recommending the amount or form of executive compensation, see “Compensation Discussion and Analysis” below.
To the extent permitted by stock exchange listing requirements and applicable law, the compensation committee is authorized under its charter to delegate any of its responsibilities to one or more subcommittees comprised of one or more of members of the board of directors, and certain of its responsibilities to one or more officers or other employees of the Company.

Compensation Committee Interlocks and Insider Participation

Mses. Kramer (Chair), Birnbaum and Dorsey served on our compensation committee during 2024. The board of directors determined that each member qualified as independent. No member of the compensation committee in 2024 was at any time during 2024 or at any other time an officer or employee of ours. No committee member had any relationship with us requiring disclosure under Item 404 of Regulation S-K of the Exchange Act. During 2024, none of our executive officers served as a member on the board of directors or compensation committee of any other for-profit entity that has an executive officer serving as a member of our compensation committee or board of directors.

Communication with Compensation Committee Members
We believe constructive dialogue with our stockholders provides meaningful feedback about specific named executive officer compensation practices and programs and encourage stockholders to communicate directly with both management of the Company and the compensation committee about named executive officer compensation. Stockholders may contact the compensation committee chair to provide input on named executive officer compensation matters at any time by email at: proxy@joinroot.com.

Nominating and Governance Committee

Our nominating and governance committee is comprised of Douglas Ulman and Jerri DeVard. The chair of our nominating and governance committee is Mr. Ulman. Our board of directors has determined that each member of the nominating and governance committee is independent under the listing standards of Nasdaq.
Specific responsibilities of our nominating and governance committee include:
•identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our board of directors;
•considering and making recommendations to our board of directors regarding the composition and chairmanship of the committees of our board of directors;
•developing and making recommendations to our board of directors regarding corporate governance guidelines and matters;
•overseeing the process for periodic evaluations of the board of directors’ performance, including committees of the board of directors and approving the retention of director search firms; and
•overseeing and providing input to management on our risks, policies, strategies and programs related to matters of sustainability, corporate social responsibility and governance.
The nominating and governance committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements and having the highest personal integrity and ethics. The nominating and governance committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. These qualifications may be modified from time to time. Candidates for director nominees are reviewed in the context of the current composition of the board of directors, the operating requirements of Root and the long-term interests of our stockholders. In conducting this assessment, the nominating and governance committee typically considers diversity (including gender identity, race, ethnicity, nationality, religion, disability, age and sexual orientation), skills and such other factors as it deems appropriate, given the current needs of the board of directors and our business, to maintain a balance of knowledge, experience and capability.
In the case of incumbent directors whose terms of office are set to expire, the nominating and governance committee reviews these directors’ overall service to Root during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, our nominating and governance committee also evaluates whether the nominee is independent for Nasdaq purposes, based upon applicable listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. Our nominating and governance committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of potential candidates after considering the function and needs of our board of directors. Our nominating and governance committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to our board of directors.
Our nominating and governance committee will consider stockholder recommendations of director candidates, so long as they comply with applicable law and our Amended and Restated Bylaws, which procedures are summarized below, and will review the qualifications of any such candidate in accordance with the criteria described in the two preceding paragraphs. Stockholders who wish to recommend individuals for consideration by our nominating and governance committee to become nominees for election to our board of directors should do so by delivering a written recommendation to our nominating and governance committee at 80 E. Rich Street, Suite 500, Columbus, Ohio 43215, Attention: Secretary, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the Annual Meeting.
Each submission must include, among other things, the name, age, business address and residence address of the proposed candidate, the principal occupation or employment of the proposed candidate, details of the proposed candidate’s ownership of our capital stock, a description of the proposed candidate’s business experience for at least the last five years and a description of the proposed candidate’s qualifications as a director. Any such submission must be accompanied by the written consent of the proposed candidate to be named as a nominee and to serve as a director if elected.
If, rather than submitting a candidate to the nominating and governance committee for consideration, you wish to formally nominate a director pursuant to proxy materials that you will prepare and file with the SEC, please see the deadline described in “When are stockholder proposals due for next year’s annual meeting?” above and refer to our Amended and Restated Bylaws for a complete description of the required procedures for nominating a candidate to our board of directors.
Evaluating Board and Committee Effectiveness

Our nominating and governance committee oversees the board of directors and committee self-evaluation process that involves the opportunity for each member of the board of directors to complete detailed surveys and to participate in a one-on-one facilitated interview with an independent third-party, which process is designed to assess the effectiveness of the board of directors as a whole and, separately, each of its committees. The surveys and interview seek feedback on the board of directors and committee composition and organization, the frequency and content of board of directors and committee meetings, the quality of management presentations to the board of directors and its committees, the board of directors’ relationship to senior management, and the performance of the board of directors and its committees in light of the responsibilities of each body established in our Corporate Governance Guidelines and the respective committee charters. Our board of directors and each of its standing committees performed a facilitated self-evaluation as described above beginning in late 2024 and met to review and discuss the results in early 2025. Our nominating and governance committee views this process, which combines the opportunity for each director to individually reflect on board of directors and committee effectiveness and to discuss their views with a third-party facilitator followed by a collaborative discussion as providing a meaningful assessment tool and a forum for discussing areas for improvement.

Stockholder Communications with the Board of Directors

Our board of directors has adopted a formal process by which stockholders may communicate with the board of directors or any of its directors. Stockholders wishing to communicate with the board of directors or an individual director may send a written communication c/o Root, Inc., 80 E. Rich Street, Suite 500, Columbus, Ohio 43215, Attention: Secretary. Written communications may be submitted anonymously or confidentially and may, at the discretion of the person submitting the communication, indicate whether the person is a stockholder or other interested party. Each communication will be reviewed by the Secretary to determine whether it is appropriate for presentation to the board of directors or such director. Examples of inappropriate communications include product complaints, product inquiries, new product suggestions, resumes or job inquiries, surveys, solicitations or advertisements or hostile communications.

Communications determined by the Secretary to be appropriate for presentation to the board of directors or such director will be submitted to the board of directors or such director on a periodic basis. Communications determined by the Secretary to be inappropriate for presentation will still be made available to any non-management director upon such director’s request.
Code of Business Conduct and Ethics and Company Values
Our board of directors has adopted the Root, Inc. Code of Business Conduct and Ethics that applies to all officers, non-employee directors and employees. In addition to applicable laws and regulations, our Code of Business Conduct and Ethics, Company values and policies provide the grounding for our ethical framework. The Code of Business Conduct and Ethics is available on our website at ir.joinroot.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or non-employee director, we will promptly disclose the nature of the amendment or waiver on our website.
Employees are encouraged to report any unusual behavior or any non-compliant activities through a variety of vehicles including our anonymous reporting system. On an annual basis, we provide ethics training on our Code of Business Conduct and Ethics to, and require acknowledgement thereof by, every employee. We strive to ensure our new employees know how and what to report and are encouraged through our values to challenge us and be courageous. We have an open-door policy that empowers employees to reach out to leaders, our People team, our compliance and/or internal audit teams to ensure that their concerns are heard and addressed.

Corporate Governance Guidelines
Our board of directors has adopted the Root, Inc. Corporate Governance Guidelines for the conduct and operation of the board of directors in order to give directors a framework for effectively pursuing our objectives for the benefit of our stockholders. The Corporate Governance Guidelines set forth the practices the board of directors intends to follow with respect to board composition and selection, board meetings and involvement of senior management, CEO performance evaluation, management succession planning and board committees and compensation. The Corporate Governance Guidelines may be viewed on our website at ir.joinroot.com.
Insider Trading Policy; Prohibition on Hedging, Short Sales and Pledging
We have adopted the Amended and Restated Insider Trading Policy governing the purchase or sale of our securities by our officers, employees and members of the Board of Directors, as well as designated consultants, and have implemented procedures applicable to us, that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the listing standards of The Nasdaq Stock Market. A copy of our Amended and Restated Insider Trading Policy is filed as Exhibit 19.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Our Amended and Restated Insider Trading Policy also prohibits hedging or monetization transactions with respect to our Class A common stock, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. In addition, our Amended and Restated Insider Trading Policy prohibits trading in derivative securities related to our Class A common stock, which include publicly traded call and put options, engaging in short selling of our Class A common stock, purchasing our Class A common stock on margin or holding it in a margin account and, except by our non-employee directors and our executive officers with the prior approval of our Chief Financial Officer and General Counsel, pledging our shares as collateral for a loan. None of our executive officers or non-employee directors have pledged our equity securities as of the date hereof.

ESG at Root

Since our founding in 2015, Root has consistently pushed the boundaries of the insurance industry using technology and data science to deliver customer-centric solutions. With these solutions comes a commitment to our community, our industry, and our planet. As we continue to innovate and evolve, so does our commitment to these principles.

Our board of directors has assigned oversight of risks, policies, strategies, and programs related to sustainability, corporate social responsibility, and governance to the nominating and governance committee. Our management team provides quarterly updates on environmental, social and governance efforts to the nominating and governance committee. ESG initiatives are led by the Chief Communications Officer, who reports directly to the CEO.

2024 ESG Highlights include:
Governance:
•To uphold a sound governance structure, ESG initiatives are managed by an executive team member who reports directly to the CEO and provides quarterly updates to the board of directors through the nominating and governance committee.
•Compliance training was conducted throughout the year to promote the health and safety of employees and the business.
•Information security training had a 99% completion rate.
Social:
•220 team members received promotions to new roles.
•Team members spent 2,328 hours volunteering in their communities as part of our Give Back initiative encouraging volunteer time.
•Our employee satisfaction surveys had an average participation rate of 84%.
•Our company values were recently updated to be more specific, action-oriented, and constructive for every role across the Company. The values were integrated into annual and quarterly performance reviews and celebrated through Company-wide awards.
Environment:
•Our data science team launched a modeling initiative to explore the relationship between climate change and catastrophe losses.
•With the available option to work from home, we continue to minimize the physical footprint of our office spaces.
•Our IT team recycled over 1,600 pounds of hardware materials.

Information Security and Privacy

Our board of directors, through its audit, risk and finance committee, oversees the implementation and maintenance of an Information Security Program designed to protect the confidentiality, integrity, and availability of our information systems and data (including nonpublic information in our possession, custody, or control), as well as comply with privacy and information security program requirements for insurers as set forth in applicable state laws and regulations. Mr. Hilsheimer, the chair of the audit, risk and finance committee, is certified in cybersecurity oversight by the National Association of Corporate Directors.

The board of directors, or its delegate, is required to receive an annual report of the Information Security Program. The topics covered by these reports include overall status and compliance, any material matters, recommendations for changes to the Information Security Program, results from risk assessments and other testing, any security events and management responses to the same. The Chief Information Security Officer leads day-to-day management of our Information Security program. All of our employees are required to participate in information security and privacy training on a monthly basis. The Incident Response team, led by our General Counsel, escalates material information security incidents to our executive officers and the board of directors.

Where to find more information. Our governance documents, including our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, committee charters, policies and other key disclosures can be found under “Governance” and “Documents & Charters” on our website at ir.joinroot.com.

NON-EMPLOYEE DIRECTOR COMPENSATION

Non-Employee Director Compensation Policy

In October 2023, our board of directors adopted a non-employee director compensation policy (the “2023 Policy”) that was designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. Under the 2023 Policy, which was in effect during the entirety of 2024, each director who is not an employee of Root is eligible to receive the following annual cash retainers for their service, effective January 1, 2023:

	Member ($)	Chair ($)(1)
Board of Directors	85,000	20,000	(2)
Audit, Risk and Finance Committee	10,000	20,000
Compensation Committee	7,500	15,000
Nominating and Governance Committee	5,000	10,000
Strategy Committee	5,000	10,000
(1) Amounts listed in this column are paid in addition to amounts received for board member and applicable committee member service.
(2) An additional annual retainer of $20,000 is also provided to our lead independent director.
The cash compensation described above is payable to our eligible non-employee directors in equal quarterly installments, prorated for any partial month of service. Non-employee directors also receive reimbursement for out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors and committees.
The 2023 Policy provides for an initial RSU grant to new directors and an annual RSU grant for then-serving directors with a value up to $175,000, with the initial RSU grant reflecting a prorated amount commensurate with a new director’s election date. The grant for 2024 was in the approximate amount of $118,000, vesting on the date of the 2025 Annual Meeting. Unless otherwise designated at the time of the grant, the value of each RSU award granted under the 2023 Policy is based on the unweighted average closing price of a share of our Class A common stock over the 30-consecutive-trading-day period immediately preceding the date that was five trading days prior to the date of grant of such award.
Each RSU held by a non-employee director who remains in service until immediately prior to a “change in control” (as defined in our 2020 Equity Incentive Plan (the “2020 Plan”)) of Root will become fully vested as of immediately prior to the closing of such change in control transaction.
The aggregate value of all compensation granted or paid to any non-employee director with respect to any calendar year, including awards granted and cash fees paid by us to such non-employee director, may not exceed $650,000 in total value, or if such non-employee director is first appointed or elected to our board of directors during such calendar year, $900,000 in total value.

Notwithstanding the 2023 Policy, our board of directors or the compensation committee may make supplemental grants to our non-employee directors in its discretion (subject to the limits described in the preceding paragraph).

2024 Non-Employee Director Compensation Table
The following table sets forth information regarding the compensation earned for service on the board of directors by our non-employee directors during the year ended December 31, 2024. The compensation for Mr. Timm, who served as a named executive officer and employee director, is set forth below under “—2024 Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)		Stock Awards(1)(2) ($)	Total ($)
Douglas Ulman	110,000		118,684	228,684
Jerri DeVard	105,000		118,684	223,684
Lawrence Hilsheimer	161,000	(3)	118,684	279,684
Nancy Kramer	112,500		118,684	231,184
Beth Birnbaum	92,500		118,684	211,184
Julie Szudarek	114,500	(4)	118,684	233,184
Donna Dorsey	92,500		118,684	211,184
(1)The amounts reported in these columns reflect the aggregate grant date fair value of the stock awards granted to our non-employee directors as computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“ASC Topic 718”). See Note 12 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2024, for a discussion of the assumptions made in determining the aggregate grant date fair value of our stock awards. Note that the amounts reported in this column reflect the accounting cost for these awards, and do not reflect the actual economic value that may be realized by the non-employee directors upon the vesting of the awards or the sale of the Class A common stock underlying such awards. These awards were granted pursuant to the 2023 Policy and consist of RSU grants generally vesting over a one-year period granted on the date of our 2024 Annual Meeting (June 5, 2024) for each of our non-employee directors.
(2)The following table provides information regarding the aggregate number of shares of our Class A common stock or Class B common stock that were subject to the equity awards granted to our non-employee directors that were outstanding as of December 31, 2024:

Name	Stock Awards Outstanding at Year-End (#)	Option Awards Outstanding at Year-End (#)
Douglas Ulman	6,201	39,352
Jerri DeVard	6,201	774
Lawrence Hilsheimer	6,201	774
Nancy Kramer	6,201	4,166
Beth Birnbaum	6,201	—
Julie Szudarek	6,201	—
Donna Dorsey	6,360	—
(3)Fees earned or paid in cash includes $26,000 retainer for service on the boards of directors of our subsidiary insurance companies.
(4)Fees earned or paid in cash includes $19,500 retainer for service on the boards of directors of our subsidiary insurance companies, paid pro-rata.

PROPOSAL 2 - RATIFICATION OF OUR SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit, risk and finance committee of our board of directors has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025, and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited our financial statements since 2017. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Amended and Restated Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm. However, the audit, risk and finance committee is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit, risk and finance committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit, risk and finance committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Root and our stockholders.
The affirmative vote of the holders of a majority of the shares present by virtual attendance or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to us by Deloitte & Touche LLP for the periods set forth below.

	Fiscal Year Ended
	2024	2023
Audit Fees(1)	$1,147,346	$1,185,700
Audit-Related Fees(2)	15,000	15,000
Tax Fees	—	—
All Other Fees(3)	4,074	4,074
Total Fees	$1,166,420	$1,204,774
(1)Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, the review of our quarterly consolidated financial statements and audit services that are normally provided by an independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.
(2)Audit-related fees consist of fees for professional services that are reasonably related to performance of the audit or review of our financial statements.
(3)All other fees consist of software license fees.
All fees described above were pre-approved by the audit, risk and finance committee.
Pre-Approval Policies and Procedures
The audit, risk and finance committee approves all audit and non-audit related services that our independent registered public accounting firm provides to us before the engagement begins. Pre-approval may be given as part of our audit, risk and finance committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

EXECUTIVE OFFICERS

The following table sets forth, for our executive officers, their ages and position held with us as of the date of this Proxy Statement:

Name	Age	Principal Position
Alexander Timm	36	Co-Founder, CEO and Director
Megan Binkley	41	Chief Financial Officer
Mahtiyar Bonakdarpour	38	President and Chief Technology Officer
Jonathan Allison	58	Chief Administrative Officer
Biographical information for Alexander Timm is included above with the director biographies under the caption “Information Regarding Director Nominees and Current Directors.”
Megan Binkley. Ms. Binkley has served as our Chief Financial Officer since March 2023. Prior to that, she was Deputy Chief Financial Officer from November 2022 to March 2023 and Chief Accounting Officer from April 2019 to November 2022. Prior to joining the Company, Ms. Binkley held roles of increasing responsibility at KPMG LLP, a public accounting firm, from September 2007 until March 2019, at which time she was a senior manager.
Mahtiyar Bonakdarpour. Mr. Bonakdarpour has served as our President since February 2024 and Chief Technology Officer since February 2022. Prior to that, he was our Chief Data Science and Analytics Officer beginning in July 2021, and our Vice President of Data Science beginning in July 2018. Mr. Bonakdarpour was a visiting scholar at Yale University from September 2017 until March 2019 and a research assistant at the University of Chicago from September 2014 until March 2019.
Jonathan Allison. Mr. Allison has served as our Chief Administrative Officer since May 2023. Prior to that, he was our General Counsel from 2017 to June 2023. Prior to joining the Company, Mr. Allison was an Executive Vice President at CareSource, a managed care plan, from May 2015 to June 2017 and a partner at Carpenter Lipps, LLP, a law firm, from December 2010 to May 2015.

COMPENSATION DISCUSSION AND ANALYSIS
Overview

Root is a technology insurance company revolutionizing personal insurance with a pricing model based upon fairness and a modern customer experience. We operate primarily a direct-to-consumer model in which currently we acquire the majority of our customers through mobile apps. We are also focused on expanding our partnership channel, where we acquire customers using various means, including through embedded integrations. Our primary focus is on the U.S. auto insurance market, and we have built a company that recognizes each individual is unique and puts customers in control.
This Compensation Discussion and Analysis provides an overview and analysis of our compensation programs with respect to the following current executive officers, who we refer to throughout as our “named executive officers.”

Our named executive officers for 2024 consisted of the following individuals (current titles included below):
•Alexander Timm, Co-Founder & CEO;
•Megan Binkley, Chief Financial Officer;
•Mahtiyar Bonakdarpour, President & Chief Technology Officer; and
•Jonathan Allison, Chief Administrative Officer.

2024 Company Performance

In 2024, we achieved an important milestone in the company’s history by reaching net profitability for the first time, while growing gross written premiums by 66% when compared to 2023. We continued to invest in and grow our strategic partnership channel from which new writings increased by 115% year-over-year to increase our total policies-in-force by 21% in combination with our direct-to-consumer channel. Our gross accident period loss ratio continued to decrease in 2024 to one of the industry’s best, 59.9%. In 2024, we also enhanced our capital structure by refinancing our outstanding term loan, which will help us accelerate our future profitability outlook.

2024 Key Executive Compensation Results

Our annual incentive compensation program was directly linked to the positive results of the initiatives related to reaching profitability (in other words, pricing, underwriting, and expense reduction initiatives). Our annual cash incentive compensation program was funded at 300% for 2024, as this program’s goals were directly linked to the successful execution of the Company’s financial and operational strategy. The key metrics measured gross accident period loss ratio, policy in force growth, and adjusted EBITDA, among other qualitative performance measures. Equity awards granted in 2024 were generally delivered in the form of Performance Share Units designed to align a significant part of the named executive officers’ total compensation with the Company’s financial performance. The awards can be earned upon the achievement of predetermined Adjusted EBITDA and New Writings goals (as defined below), with the potential to earn 200% of target shares.

Executive Compensation Philosophy

Our executive compensation program reflects our mission to provide fair, personal, and simpler programs with a goal to recruit and retain those with the ability to accomplish Root’s revolutionary work. We review annually the compensation of our executive leadership to help ensure it is aligned with that provided by public company peers. We also review our executive compensation program against Root’s financial and strategic initiatives to consider the extent to which such program helps position Root to build world class technology in order to empower better lives through better insurance.

Executive Compensation Policies and Practices

Our compensation committee reviews the design and structure of our executive compensation program on at least an annual basis to help ensure consistency with our short-term and long-term business goals. Root seeks to achieve program consistency using governance and compensation-related policies and practices, including the following:

What We Do	What We Don’t Do
☑ Independent Compensation Consultant
Our compensation committee has engaged an independent compensation consultant, Compensia, a national compensation consulting firm, that performs no other services for Root.

☒ Perquisites and Other Benefits
Unless deemed necessary to ensure business continuity, we generally do not offer perquisites or other personal benefits to our named executive officers that are not widely available to all full-time employees.

☑ Independent Compensation Committee Our compensation committee is comprised solely of independent directors.	☒ Stock Option Repricing We have not repriced out-of-the-money stock options granted to our named executive officers.
☑ Compensation Recovery (“Clawback”) Policy
We have enacted a compensation recovery policy that complies with the requirements of the SEC and the applicable Nasdaq listing standards to recover certain incentive-based compensation in the event of an accounting restatement or other action deemed to cause financial or reputational harm, as further described in such policy.

☒ Hedging and Pledging of our Equity Securities
We prohibit our employees, including our named executive officers and the non-employee members of our board of directors, from hedging our equity securities or purchasing our equity securities on margin or holding them in a margin account. Pledging our shares as collateral for a loan is also prohibited except by our non-employee directors and our executive officers with the prior approval of our CFO and General Counsel. None of our executive officers or non-employee directors has pledged our equity securities as of the date of this Proxy Statement.

☒ No Separate Executive Retirement Plans
We do not offer defined benefit pension plans or any non-qualified deferred compensation plans to our named executive officers other than the plans and arrangements that are available to all our other employees. Our Named Executive Officers are eligible to participate in our Section 401(k) retirement savings plan on the same basis as our other employees.

☒ No Guaranteed Salary Increases or Bonuses
Our named executive officers are not guaranteed an annual salary increase or bonus, whether discretionary or as part of the annual incentive program.

☑ Annual Say-On-Pay Vote We solicit an annual non-binding stockholder advisory vote to approve our named executive officer compensation.
☑ Reward Performance Over Multiple Time Horizons
Our compensation program is structured to encourage our named executive officers to deliver strong results over the short term, while making decisions that create long-term sustained value over time for our stockholders.

☑ Compensation At-Risk
In order to align the interests of our named executive officers with those of our stockholders, a significant portion of the target total direct compensation for our named executive officers is equity-based and/or “at risk,” subject to Company performance.

☑ Succession Planning The compensation committee periodically reviews succession plans for key executive positions.
Compensation Decision Making Process

Stockholder Advisory Vote on Named Executive Officer Compensation

At our 2024 Annual Meeting, we received approximately 97% approval, based on the total shares present and entitled to vote, for our annual advisory Say-on-Pay vote to approve the compensation of our named executive officers. Although the compensation committee believes these strong voting results demonstrate support for our named executive officer compensation program, the compensation committee continues to assess the program to ensure alignment with peer practices and its ability to retain and reward our named executive officers. The compensation committee’s review of the program in 2024 led to the redesigned PSU grants as described further in the section entitled “Compensation Discussion and Analysis-2024 Long-Term Incentives” below.

Role of the Compensation Committee

The compensation committee oversees our executive compensation program policies, plans, and practices. The compensation committee regularly meets with and without management present and has the final authority to determine compensation programs, policies, and amounts to be paid to our named executive officers. Typically, early in each year, the compensation committee will approve annual cash incentive award payouts, long-term incentive compensation awards, and any adjustments to base salary or target annual cash incentive award opportunities.

Role of Management

Our CEO, Chief Administration Officer and Vice President of People regularly attended compensation committee meetings in 2024 to provide information on our executive compensation program, including financial analysis, recommendations for compensation elements, and updates on our ongoing incentive compensation plans and awards. Our CEO provides recommendations to the compensation committee regarding the compensation for his direct reports in his role as their manager. Our CEO is not present during the portions of the compensation committee meetings when his compensation is discussed and determined.

Role of the Compensation Consultant

During 2024, the compensation committee retained Compensia, Inc. (which we refer to as the “compensation consultant” in this Proxy Statement) to provide support with respect to the oversight of our executive compensation program. The consultant regularly attends compensation committee meetings, both with and without management present, and the compensation committee will occasionally request reviews of market trends for plan design and analyses of competitive market compensation information to assist with its decision-making. The compensation consultant provides information, advice, and other requested support to our compensation committee, but does not make decisions relating to the amount or design of our compensation program for our named executive officers.

The compensation committee assessed Compensia’s independence in 2024 and, after considering and assessing all relevant factors (including those required by the SEC and Nasdaq) that could give rise to a potential conflict of interest, concluded that Compensia’s work did not raise any conflicts of interest.

Comparative Compensation Information

The compensation committee uses a compensation peer group as a reference to assess competitive market practices and to evaluate the 2024 compensation levels for our named executive officers and the non-employee director compensation policy. When updating the peer group, the compensation committee considered relevant selection criteria, including company ownership structure, headquarter country location, industry, market capitalization, revenue, and proximity to the completion of an initial public offering, among other qualitative factors. Following its annual review of our peer group with the compensation consultant in 2024, the compensation committee determined that changes were necessary due to the increase in Root’s market capitalization and revenue and updated talent market in which Root competes.

The tables below display the prior peer group and the new peer group that was approved by the compensation committee in 2024.

Prior Peer Group
Ambac Financial Group Blend Labs Donegal Group eHealth	HCI Group Heritage Insurance Holdings Lemonade LendingTree	Mercury General NI Holdings Safety Insurance Group Select Quote	TipTree Trean Insurance Group United Fire Group Universal Ins. Holdings

New Peer Group
Ambac Financial Group AvidXchange Holdings The Baldwin Ins. Group EVERTEC Flywire	GoHealth Goosehead Insurance Guidewire Software HCI Group Int’l Money Express	Lemonade Lending Club Marqeta MoneyLion Palomar Holdings	Safety Ins. Group Tiptree United Fire Group Universal Ins. Holdings Upstart Holdings

To analyze the compensation practices of the companies in our compensation peer group, the compensation consultant gathered data from public filings (primarily proxy statements) of the peer group companies. This market data was then used as a reference point for the compensation committee to assess our current compensation program in the course of its deliberations on compensation forms and amounts. The new peer group, which was approved in August 2024, was used to guide the committee’s decisions on the 2024 long-term incentive compensation, while the prior peer group was used for all other compensation decisions in 2024.

The compensation committee reviews the peer group each year and makes adjustments to its composition as necessary to ensure that its constituent members are comparable to Root.

Key 2024 Compensation Program Elements

Our executive compensation program consists of three primary elements—base salary, an annual cash incentive award opportunity and long-term incentive compensation in the form of equity awards, as displayed in the following table:

Element	Purpose	Design
Base Salary	Fixed portion of the target annual total direct compensation to attract and retain named executive officers	Reviewed annually by the compensation committee to appropriately reflect each named executive officer’s scope and responsibilities in context of the external market
Annual Cash Incentive Opportunity	Program intended to motivate achievement of the Company’s annual financial and operating goals
For 2024, based on the achievement of predetermined financial measures of Policy-in-Force Growth and Gross Accident Period Loss Ratio, and Adjusted EBITDA component, and other qualitative performance measures

Long-Term Incentive Compensation	Performance and service-based equity compensation to reward our named executive officers for meeting or exceeding key financial objectives and to align compensation with shareholder value
For 2024, delivered in the form of Performance Share Units and based on the achievement of predetermined financial measures of Adjusted EBITDA and New Writings over a one-year performance period and subject to an additional time-based vesting requirement

A substantial portion of the target annual total direct compensation for our named executive officers is variable and “at risk” and subject to Company and/or individual performance. The following exhibits display the CEO’s and other NEOs’ average pay mix for 2024, where 91% of the CEO’s and, on average, 88% of other NEOs’, target annual total direct compensation was considered “at risk”.

2024 Base Salary

Base salary represents the fixed portion of the target annual total direct compensation of our named executive officers. The base salary is intended to be market competitive but also is intended to generally reflect the named executive officer’s scope of responsibilities, experience, and performance over time. For 2024, as part of its annual compensation review, the compensation committee reviewed the 2023 base salaries of our named executive officers after considering a compensation analysis of the prior peer group prepared by the compensation consultant. The compensation committee determined that Mr. Timm’s current base salary was appropriate and consistent with the competitive market and no adjustment was made in 2024. For the other named executive officers, the compensation committee approved increases it deemed reasonable and appropriate to align with the competitive market and the NEOs’ respective employment scopes. Our named executive officers’ annual base salaries for 2023 and 2024 were as follows:

Name	2023 Base Salary	2024 Base Salary	Change in Base Salary
A. Timm	$750,000	$750,000	0%
M. Binkley	$425,000	$459,000	8%
M. Bonakdarpour	$500,000	$550,000	10%
J. Allison	$500,000	$520,000	4%

2024 Annual Cash Incentive Program

Our named executive officers participate in our annual cash incentive award program which is intended to motivate our named executives to contribute to the achievement of Root’s annual financial and operating goals. For 2024, as part of its annual review of our executive compensation program, the compensation committee approved the Root,

Inc. 2024 Short-Term Incentive Plan (the “2024 STI Plan”). Our compensation committee selects the performance measures and sets target performance levels for the annual cash incentive award program that align with the achievement of our financial and operational goals, with above-target payouts designed for exceeding the target performance goals and below-target payouts, or no payouts, when the goals are not achieved.

Target Annual Cash Incentive Award Opportunities

Each participant in the 2024 STI Plan, including each of the named executive officers, was eligible to receive a target annual cash incentive award opportunity, expressed as a percentage of his or her annual base salary. For 2024, as part of its executive compensation review prepared by its compensation consultant, the compensation committee reviewed the 2024 STI Plan targets of our named executive officers. Upon this review, the compensation committee determined that the target annual cash incentive award opportunities for Messrs. Timm and Allison and Ms. Binkley were appropriate and consistent with the competitive market thus requiring no change. The compensation committee approved an increase to Mr. Bonakdarpour’s annual cash incentive award opportunity to align more closely with the competitive market. The 2024 target annual cash incentive award opportunities of our named executive officers under the 2024 STI Plan are set forth in the following table:

Name	2023 Target Annual Incentive Opportunity as % of Base Salary	2024 Target Annual Incentive Opportunity as % of Base Salary
A. Timm	150%	150%
M. Binkley	75%	75%
M. Bonakdarpour	60%	100%
J. Allison	100%	100%

2024 Annual Cash Incentive Performance Award Measures

The compensation committee selected a performance matrix composed of Policy-in-Force Growth and Accident Period Gross Loss Ratio as the Company-wide performance measures to be used to assess achievement of 2024 priorities and performance under the 2024 STI Plan. In addition to these measures, our compensation committee also selected for our senior management team additional subjective qualitative performance objectives concerning development of the Company’s long-term strategy and diversifying distribution, development of an investor relations strategy, interactions with the board of directors, and employee satisfaction and retention to be taken into account with respect to the individual performance feature of the 2024 STI Plan. Additionally, the 2024 STI Plan allowed for a self-funding component determined by the achievement of adjusted EBITDA, a non-GAAP financial measure. The adjusted EBITDA component, with a maximum value of 10% of adjusted EBITDA, applied when performance against the Company-wide performance measures met or exceeded target. The final funded adjusted EBITDA component, if any, is distributed among all 2024 STI Plan participants. Our named executive officers had the opportunity to achieve up to 300% of their target annual cash incentive award payout opportunity based on our actual achievement compared to the pre-established targets for these performance measures and the individual performance feature before considering the adjusted EBITDA component.

For purposes of the 2024 STI Plan:
•“Policy-in-Force Growth” is defined as the number of current and active auto insurance policyholders underwritten by us as of the period end date. We view policies in force as an important metric to assess our financial performance because policy growth drives our revenue growth, expands brand awareness, deepens our market penetration, and generates additional data to continue to improve the functioning of our platform.

•“Accident Period Gross Loss Ratio,” expressed as a percentage, represents all losses and claims expected to arise from insured events that occurred during the applicable period regardless of when they are reported and finally settled divided by gross premiums earned for the same period. Changes to our loss reserves are the primary driver of the difference between our gross accident period loss ratio and gross loss ratio. We believe that gross accident period loss ratio is useful in evaluating expected losses before the impact of reinsurance.

•“Adjusted EBITDA,” a non-GAAP financial measure, is defined as net income/loss excluding interest expense, income tax expense, depreciation and amortization, share-based compensation, warrant compensation expense, restructuring charges, and write-off of prepaid marketing expense and reclassifications of certain sales and marketing expenses, and related legal and other fees, net of anticipated insurance recovery. After these adjustments, the resulting calculation represents expenses directly attributable to our operating performance. We use adjusted EBITDA as an internal performance measure in the management of our operations because we believe it provides management and other users of our financial information useful insight into our results of operations and underlying business performance. Adjusted EBITDA should not be viewed as a substitute for net income/loss calculated under GAAP, and other companies may define adjusted EBITDA differently. Additionally, the compensation committee has the discretion to further modify adjusted EBITDA for purposes of Root's performance bonus plan for unusual items as they arise and determine the appropriateness of adjustments to adjusted EBITDA.

Annual Cash Incentive Award Payouts

In February 2025, the compensation committee reviewed the performance under the 2024 STI Plan. The 2024 STI Plan utilized a matrix involving Accident Period Loss Ratio on one axis, with a range of 63% to 67%, and Policy-in-Force Growth on the other axis, with a range of 20,000 to 140,000 policies. To account for 2024 performance, excluding the adjusted EBITDA component, the compensation committee extrapolated the performance matrix in light of better-than-anticipated results for the Accident Period Gross Loss Ratio measure of 59.9%. With Policy-in-Force Growth of approximately 73,000 policies, the expanded matrix resulted in achievement of the Company-wide performance measures at 192%. The adjusted EBITDA component contributed an additional 69%. The compensation committee then reviewed the performance against the qualitative performance measures to determine actual cash payouts. The compensation committee determined that the combination of the Company-wide performance measures, the adjusted EBITDA component and the qualitative performance measures, in particular related to management’s contributions to the Company’s profitability for the year and total shareholder return, had been collectively achieved in an amount that would have exceeded 300% and the compensation committee capped NEO achievement at 300%. Utilizing a 300% achievement, the named executive officers received the following cash payouts under the 2024 STI Plan:

Name	Target Annual Incentive Opportunity $	% of Target	Total Payout $
A. Timm	$1,125,000	300%	$3,375,000
M. Binkley	$344,250	300%	$1,032,750
M. Bonakdarpour	$550,000	300%	$1,650,000
J. Allison	$520,000	300%	$1,560,000

Long-Term Incentives

We believe that a significant component of our target annual total direct compensation opportunities for our named executive officers should be target long-term incentive compensation in the form of equity awards. The compensation committee has the ability to grant, and has previously granted, equity awards to named executive officers in the form of stock options, restricted stock units (“RSUs”) and performance share units (“PSUs). Equity awards represent an opportunity to realize value based on long-term stock price performance, and they serve as a tool to reward and help retain our named executive officers.

As a result of its 2024 compensation review, the compensation committee implemented the grant of equity awards to our named executive officers in the form of PSUs (“2024 PSUs”). The 2024 PSUs, which were granted in November 2024, may be earned after a one-year performance period, corresponding to calendar year 2025, upon the achievement of predetermined goals tied to financial measures of 2025 Adjusted EBITDA and New Writings, with the opportunity to earn 200% of target PSUs. In order to add retentive value to the awards and to align the awards with long-term shareholder value, the earned PSUs, if any, will be subject to an additional time-vesting requirement where 25% of the earned PSUs will vest upon certification of the results, expected in February 2026, and an additional 25% will vest on or about January 1 of each calendar year thereafter until the award is fully time-vested. In determining the values of these awards, the compensation committee considered the market analysis prepared by its consultant, the outstanding equity holdings of our named executive officers, the impact of the award on Root’s dilution and the number of shares available for issuance under our 2020 Equity Incentive Plan. The compensation committee granted these awards in November 2024, following the release of third quarter financial results and subsequent restabilization of the Company’s share price.

The target PSUs granted to our named executive officers in 2024 were as follows:

Name	Target 2024 PSUs	Target 2024 PSUs Grant Date Fair Value
A. Timm	73,805	$5,575,968
M. Binkley	37,577	$2,838,942
M. Bonakdarpour	66,207	$5,001,939
J. Allison	35,790	$2,703,935

Prior to the grant of the 2024 PSUs, our named executive officers did not have annual long-term incentive targets, as effective August 2023, the compensation committee discontinued the prior annual award program.

For purposes of the 2024 PSUs:

•New Writings is defined as the count of new policies written based on the initial (term 1) policy effective date in the calendar period 2025. Rewrites from previously canceled policies are considered. This metric is the best measure of company growth, unaffected by offsets. New Writings are inclusive of direct and partnership acquisition channels.

•Adjusted EBITDA, a non-GAAP financial measure, will be measured for calendar year 2025 and is defined above under the heading entitled “2024 Annual Cash Incentive Performance Award Measures”.

Additional RSU Award for Mr. Timm

In line with the compensation committee’s philosophy with respect to long-term incentives, in recognition of Mr. Timm’s significant contributions to the Company and continued improvements in the Company’s financial results and in light of the absence of a long-term incentive program at the time of approval, the compensation committee approved in April 2024 an RSU award for Mr. Timm with an intended target value of $1,000,000, which vests 50% on April 1, 2025, and 50% on April 1, 2026.

Outstanding PSUs

In 2023, the named executive officers were granted PSUs with the performance criteria consisting of four separate stock price targets to be met only (1) on or following the satisfaction of certain time-based service conditions, and (2) if the applicable pre-established stock price target is met or exceeded based on the average closing price per share of our Class A common stock over a consecutive 45-trading-day period during the performance period. As of the end of Fiscal 2024, the first stock price target of $16.76/share and applicable time-based service condition were met. The gross share payouts realized by each of the named executive officers were as follows: Mr. Timm, 20,990; Ms. Binkley, 1,592; Mr. Bonakdarpour, 14,348; and Mr. Allison, 2,147.

Key Compensation Governance Policies

Hedging and Pledging Prohibitions

Root maintains anti-hedging provisions under its Amended and Restated Insider Trading Policy, which prohibits employees, including named executive officers and the non-employee members of our board of directors from engaging in hedging or participating in monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds, or purchasing our equity securities on margin or holding them in a margin account. While employees generally may not pledge shares of our stock, executive officers, certain other designated employees, and non-employee directors may pledge shares of the Company’s stock as collateral with the prior approval of our CFO and General Counsel or our CEO in the case of the CFO and General Counsel, or with notice to the General Counsel in the case of our non-employee directors. None of our executive officers or non-employee members of our board of directors has pledged our equity securities as of the date of this Proxy Statement.

Clawback Policy

The Company maintains a compensation recovery (“clawback”) policy that complies with the requirements of Exchange Act Rule 10D-1 and the applicable Nasdaq listing standards to recover certain incentive-based compensation in the event of an accounting restatement. In 2024, the policy was amended to allow for the recovery of incentive-based compensation and other equity awards or compensation, other than base salary, in the discretion of the compensation committee, in the event of an accounting restatement or where such activity caused serious financial or reputational damage to the Company, involving intentional misconduct or an intentional violation of any of the Company’s rules or any applicable legal or regulatory requirements, or fraud during the course of employment with the Company.

In addition, the Company’s equity grant agreements include a clawback provision to allow for compensation recovery pursuant to any clawback policies that may be adopted or implemented from time to time by the Company, as permitted under applicable law.

Evaluation of Compensation Program Risks

Compensia, the compensation committee’s compensation consultant, prepared a report regarding the design and operation of our executive compensation program, to determine whether it might encourage inappropriate risk-taking that could have a material adverse effect on the Company. Following a review of that report and the Company’s review of its other compensation programs, the compensation committee determined that the Company’s compensation programs do not encourage employees to take risks that are reasonably likely to have a material adverse effect on the Company.

Executive Employment Agreements

We have entered into a letter agreement or an employment agreement with each of our named executive officers. Each of our named executive officers also has executed our standard form of proprietary information and inventions agreement. The principal terms of the letter and employment agreements are described below.

Mr. Timm
In January 2021, we entered into a letter agreement with Mr. Timm, which was amended in February 2022. Mr. Timm’s employment is “at will” and may be terminated at any time, with or without cause (as such term is defined in the letter agreement). However, under the letter agreement, Mr. Timm is eligible for severance payments and benefits upon a termination of his employment with us under certain circumstances, including in connection with a change in control of the Company as described in more detail below under the subsection titled “Potential Payments and Benefits upon Termination or Change in Control.”

Ms. Binkley
In August 2022, we entered into an executive employment agreement with Ms. Binkley. Ms. Binkley’s employment is “at will” and may be terminated at any time, with or without cause (as such term is defined in the employment agreement). Under the agreement, Ms. Binkley is eligible for severance payments and benefits upon a termination of her employment with us under certain circumstances, including in connection with a change in control of the Company as described in more detail below under the subsection titled “Potential Payments and Benefits upon Termination or Change in Control.”

Mr. Bonakdarpour
In December 2021, we entered into an executive employment agreement with Mr. Bonakdarpour. Mr. Bonakdarpour’s employment is “at will” and may be terminated at any time, with or without cause (as such term is defined in the employment agreement). Under the agreement, Mr. Bonakdarpour is eligible for severance payments and benefits upon a termination of his employment with us under certain circumstances, including in connection with a change in control of the Company as described in more detail below under the subsection titled “Potential Payments and Benefits upon Termination or Change in Control.”

Mr. Allison
In November 2021, we entered into an executive employment agreement with Mr. Allison. Mr. Allison’s employment is “at will” and may be terminated at any time, with or without cause (as such term is defined in the employment agreement). Under the agreement, Mr. Allison is eligible for severance payments and benefits upon a termination of his employment with us under certain circumstances, including in connection with a change in control of the Company as described in more detail below under the subsection titled “Potential Payments and Benefits upon Termination or Change in Control.”

Other Compensation and Benefits

Health and Welfare Benefits

In addition to the compensation described below in the “2024 Summary Compensation Table,” all of our current named executive officers are eligible to participate in our employee broad-based benefit plans, including our medical, dental, vision, life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. We pay the premiums for the basic life and disability insurance for all of our employees, including our named executive officers.

We maintain the Root Retirement 401(k) Plan (the “401(k) Plan”), a broad-based plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees are able to defer eligible compensation up to certain Internal Revenue Code (the “Code”) limits, which are updated annually. Currently, we contribute the equivalent of 3% of the eligible employee’s earnings to their 401(k) account regardless of the amount the employee contributes, subject to a one-year vesting requirement from date of hire. The 401(k) Plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) Plan are deductible by us when made and contributions and earnings on those amounts are not generally taxable to the employees until withdrawn or distributed from the 401(k) Plan.

Perquisites and Other Personal Benefits

We generally do not provide perquisites or other personal benefits to our named executive officers that are not widely made available to all full-time employees unless they are deemed necessary to ensure the safety and well-being of our named executive officers. During 2024, none of our named executive officers received perquisites or other personal benefits in the amount of $10,000 or more, except Mr. Timm, who received security services.

Compensation Committee Report
The compensation committee of the board of directors oversees Root’s compensation programs on behalf of the board of directors. The compensation committee reviewed and discussed with management the “Compensation Discussion and Analysis” section included in this Proxy Statement.

The compensation committee recommended to the board of directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2024.

This report is provided by the following independent directors who constitute the compensation committee:

Nancy Kramer, Chair
Beth Birnbaum
Donna Dorsey

The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of Root under the Securities Act, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE COMPENSATION TABLES

2024 Summary Compensation Table

The following table sets forth the compensation for the fiscal years ended December 31, 2024, December 31, 2023, and December 31, 2022, as applicable, for our CEO, Chief Financial Officer and our other two named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
Alexander Timm Chief Executive Officer	2024	750,000	–	6,504,587	–	3,375,000	23,533	10,653,120
	2023	750,000	2,600,000	2,121,471	–	3,206,250	10,085	8,687,806
	2022	750,000	–	2,117,395	–	2,250,000	9,335	5,126,730
Megan Binkley Chief Financial Officer	2024	449,846		2,838,942	–	1,032,750	10,425	4,331,963
Mahtiyar Bonakdarpour President & Chief Technology Officer	2024	541,346	–	5,001,939	–	1,650,000	5,757	7,199,042
	2023	500,000	1,275,000	1,503,127	–	900,000	10,085	4,188,212
	2022	500,000	500,000	8,052,893	–	594,000	9,335	9,656,228
Jonathan Allison Chief Administrative Officer	2024	514,615	–	2,703,935	–	1,560,000	22,606	4,801,156
	2023	488,846	600,000	703,593	–	1,425,000	36,085	3,253,524

1.For 2024, the aggregate grant date fair value of equity awards granted in 2024 to our named executive officers was determined in accordance with FASB ASC Topic 718. The grant date fair value for 2024 RSUs and/or PSUs is based on the grant date fair value of the underlying shares of common stock, and in the case of PSUs based on the probable outcome of the performance conditions. The value of the 2024 PSUs if maximum performance were to be achieved is as follows: Mr. Timm, $11,151,936; Ms. Binkley, $5,677,885; Mr. Bonakdarpour, $10,003,878; and Mr. Allison, $5,407,869. Stock awards granted to Mr. Timm for 2024 include his annual PSU award, and a supplemental RSU award. See “Compensation Discussion and Analysis—2024 Long-Term Incentives” above for more information about the stock awards.
2.Amounts shown for 2024 represent 2024 annual cash incentive award payouts earned by our named executive officers under our annual cash incentive award program based on achievement of Company performance measures and individual performance. See “Compensation Discussion and Analysis—2024 Annual Cash Incentive Performance Award Measures” above for more information about these incentive payouts.
3.Amounts shown for 2024 represent Company matching contributions made to the 401(k) Plan and life insurance premiums paid by the Company on behalf of our named executive officers. For Mr. Timm, amount for 2024 also includes Company-paid security services as determined by the Board to be in the best interest of ensuring his safety and security. For Mr. Allison, amounts for 2023 and 2024 also include fees for service on the boards of directors of our subsidiary insurance companies. This program was discontinued in mid-2024. For more information, please see the following table:

Name	2024 401(k) Plan Contributions ($)	2024 Life Insurance Plan Premiums ($)	2024 Security Benefits ($)	Other ($)	Total ($)
A. Timm	7,508	185	15,840	—	23,533
M. Binkley	10,240	185	—	—	10,425
M. Bonakdarpour	5,572	185	—	—	5,757
J. Allison	9,421	185	—	13,000	22,606

2024 Grants of Plan-Based Awards Table

The following table provides information on the following plan-based awards granted to our named executive officers in 2024.

Name	Award Type(1)	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Possible Payouts under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
A. Timm	Annual Incentive		—	1,125,000	3,375,000
	RSUs	4/1/2024							15,344	928,619
	PSUs	11/13/2024				36,903	73,805	147,610		5,575,968
M. Binkley	Annual Incentive		—	344,250	1,032,750
	PSUs	11/13/2024				18,789	37,577	75,154		2,838,942
M. Bonakdarpour	Annual Incentive		—	550,000	1,650,000
	PSUs	11/13/2024				33,104	66,207	132,414		5,001,939
J. Allison	Annual Incentive		—	520,000	1,560,000
	PSUs	11/13/2024				17,895	35,790	71,580		2,703,935
1.“Annual Incentive” refers to annual cash incentive award opportunities under our 2024 STI Plan that are earned based on Company performance against certain pre-established measures, as well as an assessment of individual performance. See “Compensation Discussion and Analysis—2024 Annual Cash Incentive Performance Award Measures” above. Each PSU and RSU represents a contingent right to receive one share of our Class A common stock upon vesting of the award. See “Compensation Discussion and Analysis—2024 Long-Term Incentives” above.
2.These columns represent the potential cash payouts under the annual cash incentive award program for fiscal 2024.
3.These columns represent the threshold, target, and maximum number of PSUs that could be earned based on performance, which performance depends upon the Company’s achievement against the performance measures of Adjusted EBITDA and New Writings.
4.Reflects the aggregate grant date fair value of the RSU and PSU awards, determined in accordance with FASB ASC Topic 718.

Grants made in 2024 are described more fully in the “Compensation Discussion and Analysis” section of this Proxy Statement. The material terms of the named executive officers’ employment agreements are described above under “Compensation Discussion and Analysis—Executive Employment Agreements” and below under “Potential Payments and Benefits Upon Termination or Change in Control”. More information concerning the amount of salary in proportion to the total compensation of our named executive officers is provided under the section of this Proxy Statement entitled “Compensation Discussion and Analysis—Key 2024 Compensation Program Elements”.

Outstanding Equity Awards at 2024 Fiscal Year-End Table

The following table shows certain information regarding outstanding equity awards held by our named executive officers that remained outstanding as of December 31, 2024.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price(1) ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)($)
A. Timm	6/19/2018 (3)					36,262	2,632,259
	5/5/2021 (4)					1,724	125,145
	8/9/2023 (5)							188,906	13,712,687
	8/9/2023 (6)					97,239	7,058,579
	4/1/2024 (7)					15,344	1,113,821
	11/13/2024 (8)							36,903	2,678,789
M. Binkley	4/18/2019	972		43.20	4/17/2029
	8/29/2020	555		145.62	8/28/2030
	4/16/2021 (4)					91	6,606
	8/9/2023 (9)							14,330	1,040,215
	8/9/2023 (10)					54,258	3,938,588
	11/13/2024 (8)							18,789	1,363,894
M. Bonakdarpour	7/21/2018	3,240		12.20	7/20/2028
	4/18/2019	12,152		43.20	4/17/2029
	4/16/2021 (4)					147	10,671
	5/5/2021 (4)					720	52,265
	4/1/2022 (11)					22,080	1,602,787
	8/9/2023 (12)							129,128	9,373,402
	8/9/2023 (13)					72,316	5,249,418
	11/13/2024 (8)							33,104	2,403,019
J. Allison	12/13/2017	10,636		5.15	12/12/2027
	7/16/2019	1,388		43.20	7/15/2029
	2/16/2021 (14)					57	4,138
	5/5/2021 (4)					712	51,684
	8/9/2023 (15)							19,326	1,402,874
	8/9/2023 (16)					53,569	3,888,574
	11/13/2024 (8)							17,895	1,298,998

1.All of the option awards were granted with a per share exercise price equal to the fair market value of one share of our common stock on the date of grant.
2.Market value represents the product of the closing price of a share of the Company’s Class A common stock on December 31, 2024, of $72.59 per share, multiplied by the number of RSUs or PSUs.
3.Reflects the number of shares acquired upon exercise of stock options that remained unvested on December 31, 2024. Stock options granted to our named executive officers under the 2015 Equity Incentive Plan (as described below) permitted early exercise and, if such options are or were exercised, the stock acquired upon the exercise of such options is restricted and subject to a repurchase right in favor of the Company. Such repurchase right lapses, and vesting occurs, with respect to such restricted stock on the same vesting schedule as the original stock option award. Restricted stock acquired by Mr. Timm upon the early exercise of stock options vests in equal monthly installments through June 2026.
4.These RSUs vested in February 2025.
5. 41,979 PSUs were earned and vested on April 1, 2025 and the remaining PSUs are scheduled to vest as to 62,969 units on April 1, 2026 and 83,958 units on April 1, 2027, with each such vesting subject to attainment of specified stock price thresholds.
6. 18,949 RSUs vested on April 1, 2025 and the remaining RSUs are scheduled to vest as to 32,997 units on April 1, 2026 and 45,293 units on April 1, 2027.
7.One-half of the RSUs vested on April 1, 2025 and the remaining half is scheduled to vest on April 1, 2026.
8.PSUs are reported at threshold and may be earned after a one-year performance period upon the achievement of predetermined Adjusted EBITDA and New Writings measures with the opportunity to earn 200% of target. Earned PSUs, if any, will be subject to an additional time-

vesting requirement where 25% of the earned PSUs will vest upon certification of the results in February 2026 and 25% annually thereafter on January 1.
9. 3,184 PSUs were earned and vested on April 1, 2025 and the remaining PSUs are scheduled to vest as to 4,777 units on April 1, 2026 and 6,369 units on April 1, 2027, with each such vesting subject to attainment of specified stock price thresholds.
10. 18,024 RSUs vested on April 1, 2025 and the remaining RSUs are scheduled to vest as to 18,117 units on April 1, 2026 and 18,117 units on April 1, 2027.
11.These RSUs vest in equal quarterly installments through April 2026.
12. 28,695 PSUs were earned and vested on April 1, 2025 and the remaining PSUs are scheduled to vest as to 43,043 units on April 1, 2026 and 57,390 units on April 1, 2027, with each such vesting subject to attainment of specified stock price thresholds.
13. 16,031 RSUs vested on April 1, 2025 and the remaining RSUs are scheduled to vest as to 24,399 units on April 1, 2026 and 31,886 units on April 1, 2027.
14. 28 RSUs vested in January 2025 and 29 RSUs vested in February 2025.
15. 4,295 PSUs were earned and vested on April 1, 2025 and the remaining PSUs are scheduled to vest as to 6,442 units on April 1, 2026 and 8,589 units on April 1, 2027, with each such vesting subject to attainment of specified stock price thresholds.
16. 17,335 RSUs vested on April 1, 2025 and the remaining RSUs are scheduled to vest as to 18,117 units on April 1, 2026 and 18,117 units on April 1, 2027.

2024 Option Exercises and Stock Vested Table

The following table shows information regarding restricted stock or restricted stock units that vested during 2024.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(3) ($)
A. Timm	24,175(1)	1,263,636
	43,286(2)	2,206,364
M. Binkley	19,684(2)	1,163,542
M. Bonakdarpour	65,347(2)	2,864,480
J. Allison	20,128(2)	1,076,057
1.Reflects the number of shares of restricted stock (acquired upon early exercise of stock options) that vested during the year. Stock options granted to our named executive officers under the 2015 Equity Incentive Plan permitted early exercise and, if such stock options were exercised, the shares of our common stock acquired upon the exercise of such stock options were restricted. Vesting occurs with respect to such restricted stock on the same vesting schedule as the original stock option award.
2.Reflects the gross number of shares received upon the vesting of RSUs. Based on the tax withholding payment elections, the following number of shares were withheld to cover taxes: Mr. Timm, 18,954; Ms. Binkley, 8,834; Mr. Bonakdarpour, 28,087; and Mr. Allison, 8,842.
3.Reflects the fair market value per share of the underlying shares of Class A common stock as of the vesting date, multiplied by the number of shares vested.

Potential Payments and Benefits Upon Termination or Change in Control

Pursuant to the letter and employment agreements described above that we have entered into with each of our named executive officers, if we had terminated a named executive officer’s employment without “cause” (which does not include termination by reason of death or disability) or if the named executive officer had resigned for “good reason” (as such terms are defined in each applicable named executive officer’s letter agreement or employment agreement), the named executive officer would have been entitled to the following severance payments and benefits:
i.12 months’ continuation of the NEO’s then-current base salary;
ii.in the case of Ms. Binkley and Messrs. Bonakdarpour and Allison, payment equal to the portion of the annual short-term incentive, if any, to be awarded for the period beginning on January 1 of the year the termination occurs through the date of the termination on a pro rata basis;
iii.up to 12 months of direct payment or reimbursement of COBRA premiums for the NEO and the NEO’s eligible dependents;
iv.accelerated vesting and exercisability of the unvested portion of each of the NEO’s then-outstanding equity awards that otherwise would have vested had the NEO remained employed for 12 months following the date of such termination; and
v.if such termination occurs upon or within 12 months following a change in control of the Company (as defined in the 2020 Plan) instead of the accelerated vesting described in clause (iv) above, 100% of unvested equity awards would fully vest and become exercisable.

In the event of a termination of employment by reason of death or disability, Ms. Binkley and Messrs. Bonakdarpour and Allison are eligible for a payment equal to the portion of the annual short-term incentive, if any, to be awarded for the period beginning on January 1 of the year the termination occurs through the date of the termination on a pro rata basis.

In the event of a voluntary resignation, Mr. Timm is eligible to receive, pursuant to his employment agreement, 12 months of his base salary and up to 12 months of direct payment or reimbursement of COBRA premiums for himself and his eligible dependents. Mr. Bonakdarpour is eligible to receive, pursuant to his employment agreement, 12 months of his base salary and payment equal to the portion of the annual short-term incentive, if any, to be awarded for the period beginning on January 1 of the year the termination occurs through the date of the termination on a pro rata basis.

Each named executive officer’s receipt of the severance payments and benefits described above would have been subject to their timely execution and non-revocation of a release of claims in favor of the Company.

The following table summarizes the payments and benefits that would have been payable to the named executive officers assuming a hypothetical termination occurred as of December 31, 2024.

Name	Benefits and Payments	Voluntary Resignation ($)	Involuntary Termination Without Cause or Good Reason Resignation (No Change in Control) ($)	Involuntary Termination For Cause ($)	Involuntary Termination Without Cause or Good Reason Resignation (Change in Control) ($)	Death/Disability ($)
A. Timm	Cash Severance	750,000	750,000	—	750,000	—
	Short-Term Incentive	—	—	—	—	—
	Health Benefit Payments	28,276	28,276	—	28,276	—
	Equity Vesting[1]	—	6,859,610	—	29,999,995	—
M. Binkley	Cash Severance	—	459,000	—	459,000	—
	Short-Term Incentive[2]	—	344,250	—	344,250	344,250
	Health Benefit Payments	—	391	—	391	—
	Equity Vesting[1]	—	1,546,094	—	7,713,123	—
M. Bonakdarpour	Cash Severance	550,000	550,000	—	550,000	—
	Short-Term Incentive[2]	550,000	550,000	—	550,000	550,000
	Health Benefit Payments	—	—	—	—	—
	Equity Vesting[1]	—	4,378,121	—	21,094,509	—
J. Allison	Cash Severance	—	520,000	—	520,000	—
	Short-Term Incentive[2]	—	520,000	—	520,000	520,000
	Health Benefit Payments	—	—	—	—	—
	Equity Vesting[1]	—	1,625,943	—	7,945,266	—

(1) Reflects the value of equity awards that would vest upon the noted termination of employment based on the closing stock price of our Class A common stock on December 31, 2024, of $72.59 per share.
(2)    In the case of Short-Term Incentive payments, while the named executive officers had the rights described in the narrative above to receive pro-rated payment of the 2024 Short-Term Incentive under certain scenarios, the Company retained the discretion in each case to determine the amount of such pro-rated payment, including based on actual performance and any other criteria the Company deems relevant. For purposes of this disclosure, each of the Short-Term Incentive payments is disclosed at the named executive officer’s target level for the full year, but actual payment under non-hypothetical situations could be more or less than target, depending on the timing of the scenario and the compensation committee’s use of discretion.

CEO Pay Ratio

Mr. Timm, our CEO, received annual total compensation of $10,653,120 in 2024, as reflected in the “2024 Summary Compensation Table.” We estimate that the median of the 2024 annual total compensation for all employees of the Company as of December 31, 2024 (the “Determination Date”), excluding our CEO, was $71,842, which amount comprises all applicable elements of compensation for 2024 in accordance with Item 402(c)(2)(x) of Regulation S-K (the “Median Annual Compensation”). The ratio of Mr. Timm’s annual 2024 total compensation to the Median Annual Compensation was approximately 148 to 1. We note that due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision, and thus, the disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions described above.

In addition to our CEO, we employed a total of 1,017 employees, representing all full-time, part-time, seasonal and temporary employees of the Company, as of the Determination Date, of which all were based in the United States. We evaluated 2024 Form W-2 box 1 income for these 1,017 employees to determine the Median Employee. In determining the Median Employee, we did not annualize compensation for employees who worked less than all of 2024.

Pay Versus Performance

The following table provides information regarding “compensation actually paid” to our named executive officers as determined in accordance with Item 402(v) of Regulation S-K and as described below, as well as Root’s total shareholder return, the total shareholder return of our peer group (which includes the same issuers included in the peer group depicted in our stock performance graph), Root’s GAAP net income and Root’s adjusted EBITDA for the fiscal years ended December 31, 2024, 2023, 2022, 2021, and 2020.

					Value of Initial Fixed $100 Investment Based On:
Year (1)	Summary Compensation Table Total for PEO ($) (2)	Compensation Actually Paid to PEO ($) (2)(3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($) (3)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($) (2)(3)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($) (4)	Net Income ($) (in millions)	Adjusted EBITDA ($) (in millions) (5)
2024	10,653,120	33,628,828	5,444,054	14,275,890	14.94	124.64	31	112
2023	8,687,806	9,709,825	3,720,868	4,355,570	2.16	82.75	(147)	(43)
2022	5,126,730	(3,002,565)	5,231,713	1,612,583	0.92	68.77	(298)	(186)
2021	5,784,695	(25,185,719)	9,760,351	(5,961,079)	11.48	113.16	(521)	(446)
2020	3,856,128	24,262,979	2,153,443	18,575,162	58.19	136.09	(363)	(250)
(1)    The following table lists the PEO and non-PEO NEOs for each of fiscal years 2024, 2023, 2022, 2021, and 2020.

Year	PEO	Non-PEO NEOs
2024	Alexander Timm	Megan Binkley, Mahtiyar Bonakdarpour, and Jonathan Allison
2023	Alexander Timm	Mahtiyar Bonakdarpour and Jonathan Allison
2022	Alexander Timm	Robert Bateman, Mahtiyar Bonakdarpour, Daniel Rosenthal, and Hemal Shah
2021	Alexander Timm	Daniel Rosenthal, Hemal Shah, Anirban Kundu, and Daniel Manges
2020	Alexander Timm	Daniel Rosenthal and Daniel Manges

(2) “Compensation actually paid” to the PEO and average “compensation actually paid” to the non-PEO named executive officers includes the amounts set forth in the “2024 Summary Compensation Table” total columns above (or in prior years’ Summary Compensation Tables), adjusted as set forth in the table below, as determined by Item 402(v) of Regulation S-K. Stock option grant date fair values are determined based on the Black-Scholes option pricing model as of the date of grant. Adjustments have been made using stock option fair values based on the Black-Scholes option pricing model as of the measurement dates as described in the table below. The Black-Scholes option pricing model uses a consistent set of valuation inputs (including Root’s stock price, volatility, market risk-free rate, and the options’ strike price and term) which have been updated as of each measurement date, as applicable. RSU grant date fair values are determined using the stock price on the date of grant. Adjustments have been made using the stock price as of the measurement dates as described in the table below.

PEO	2024 ($)	2023 ($)	2022 ($)	2021 ($)	2020 ($)
Summary Compensation Table Total	10,653,120	8,687,806	5,126,730	5,784,695	3,856,128
-SCT “Stock Awards” Column Value	(6,504,587)	(2,121,471)	(2,117,395)	(5,066,228)	—
-SCT “Option Awards” Column Value	—	—	—	—	—
+year-end fair value of equity awards granted in the covered year that are outstanding and unvested as of the covered year end	6,471,326	2,471,966	276,530	1,539,689	—
+/-change in fair value (from prior year end to covered year end) of equity awards granted in prior years that are outstanding and unvested as of the covered year end	20,250,158	505,897	(5,137,824)	(24,692,246)	19,194,250
+vesting date fair value of equity awards granted and vested in the covered year end	—	—		—	—
+/- change in fair value (from prior year end to vesting date) of equity awards granted in prior years that vested in the covered year	2,758,811	165,627	(1,150,606)	(2,751,629)	1,212,601
-fair value as of prior year end of equity awards granted in prior years that failed to vest in the covered year	—	—	—	—	—
+dividends or earnings paid on equity awards in the covered year	—	—	—	—	—
Total Amount Added or Deducted from Summary Compensation Table Total	22,975,708	1,022,019	(8,129,295)	(30,970,414)	20,406,851
Compensation Actually Paid	33,628,828	9,709,825	(3,002,565)	(25,185,719)	24,262,979

Average of Non-PEO Named Executive Officers	2024 ($)	2023 ($)	2022 ($)	2021 ($)	2020 ($)
Summary Compensation Table Total	5,444,054	3,720,868	5,231,713	9,760,351	2,153,443
-SCT “Stock Awards” Column Value	(3,514,939)	(1,103,360)	(2,630,288)	(8,996,668)	—
-SCT “Option Awards” Column Value	—	—	—	—	—
+year-end fair value of equity awards granted in the covered year that are outstanding and unvested as of the covered year end	3,377,227	1,283,361	389,979	938,417	—
+/-change in fair value (from prior year end to covered year end) of equity awards granted in prior years that are outstanding and unvested as of the covered year end	7,626,620	247,426	(389,707)	(1,181,515)	12,047,171
+vesting date fair value of equity awards granted and vested in the covered year end	—	—	—	—	—
+/- change in fair value (from prior year end to vesting date) of equity awards granted in prior years that vested in the covered year	1,342,928	207,275	(211,992)	(419,568)	4,374,548
-fair value as of prior year end of equity awards granted in prior years that failed to vest in the covered year	—	—	(777,122)	(6,062,096)	—
+dividends or earnings paid on equity awards in the covered year	—	—	—	—	—
Total Amount Added or Deducted from Summary Compensation Table Total	8,831,836	634,702	(3,619,130)	(15,721,430)	16,421,719
Compensation Actually Paid	14,275,890	4,355,570	1,612,583	(5,961,079)	18,575,162
(3) Values disclosed for prior years include corrections compared to past disclosures.
(4) Our peer group includes Trupanion Inc., Kinsale Capital Group Inc., Lemonade Inc., Goosehead Insurance Inc., Palomar Holdings Inc. and Kemper Corp, which are the issuers included in the peer group depicted in our performance graph.
(5) “Adjusted EBITDA” as defined in the “Compensation Discussion and Analysis—2024 Annual Cash Incentive Performance Award Measures” section above.

The following list (the “Tabular List”) provides the performance measures that we believe represent the most important measures we used to link compensation actually paid to our named executive officers for fiscal year 2024 to our performance:

Tabular List
Adjusted EBITDA
We use adjusted EBITDA as an internal performance measure in the management of our operations because we believe it provides management and other users of our financial information useful insight into our results of operations and underlying business performance.

Accident Period Loss Ratio	We view accident period gross loss ratio as the best measure of the impact of pricing and underwriting actions.
Policy-in-Force Growth
We view policies in force as an important metric to assess our financial performance because policy growth drives our revenue growth, expands brand awareness, deepens our market penetration, and generates additional data to continue to improve the functioning of our platform.

Total Stockholder Return (“TSR”) is intended to reflect the change in value of a $100 investment made on December 31, 2019. Cumulative TSR as reflected below is measured from our initial public offering (“IPO”) in October 2020 through December 31, 2024, while the compensation noted is for the full period between December 31, 2019 and December 31, 2024. The chart below demonstrates the relationship between Root’s TSR and compensation actually paid (or “CAP”) to Mr. Timm and our other applicable named executive officers.

Relationship Between CAP and Total Shareholder Return
$40
$30
$20
$10
$0
-$10
-$20
-$30
-$40
CAP ('000,000)
$100
$80
$60
$40
$20
$0
Total Shareholder Return
IPO
2020
2021
2022
2023
2024
PEO CAP
Avg. Non-PEO NEO CAP
Root TSR

The compensation actually paid to Mr. Timm and our other named executive officers generally correlated with our net income or loss over the period January 1, 2020 through December 31, 2024 as demonstrated in the chart below.

Relationship Between CAP and Net Income
$40
$30
$20
$10
$0
-$10
-$20
-$30
-$40
CAP ('000,000)
$600
$400
$200
$0
-$200
-$400
-$600
Net Income ('000,000)
2020
2021
2022
2023
2024
PEO CAP
Avg. Non-PEO NEO CAP
Net Income

The compensation actually paid to Mr. Timm and our other named executive officers generally correlated with our Adjusted EBITDA over the period January 1, 2020 through December 31, 2024 as demonstrated in the chart below.

Relationship Between CAP and Adjusted EBITDA
CAP ('000,000)
$40
$30
$20
$10
$0
-$10
-$20
-$30
-$40
Adjusted EBITDA ('000,000)
$600
$400
$200
$0
-$200
-$400
-$600
2020
2021
2022
2023
2024
PEO CAP
Avg. Non-PEO NEO CAP
Adjusted EBITDA

Our TSR declined since our IPO in October 2020 through 2022 more so than that of the peer group and started to rebound in 2023 at a lower rate than our peer group.

Root TSR vs Peer Group TSR
Total Shareholder Return
$160
$140
$120
$100
$80
$60
$40
$20
$0
IPO
2020
2021
2022
2023
2024
Root TSR
Peer Group TSR

Policy Regarding Options and Similar Equity Awards

The Company does not currently grant awards of stock options, stock appreciation rights or similar option-like equity awards. Accordingly, the Company does not have a specific policy or practice on the timing of grants of such awards in relation to the disclosure of material nonpublic information. In the event the Company determines to grant awards of stock options or similar equity awards in the future, the compensation committee will evaluate the appropriate steps to take in relation to the foregoing.

Employee Benefit and Stock Plans

We believe that our ability to grant equity awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our employees, consultants and directors with the financial interests of our stockholders. In addition, we believe that our ability to grant RSUs, stock options and other equity-based awards helps us to attract, retain and motivate employees, consultants and directors and encourages them to devote their best efforts to our business and financial success. The principal features of our equity incentive plans are summarized below. These summaries are qualified in their entirety by reference to the actual text of the plans.

2020 Equity Incentive Plan

In October 2020, our board of directors adopted, and our stockholders approved, our 2020 Plan as a successor to our 2015 Equity Incentive Plan (the “2015 Plan”). The 2020 Plan provides for the grant of incentive stock options (“ISOs”) within the meaning of Section 422 of the Code to employees, including employees of any of our parent or subsidiary corporations, and for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of awards to employees, directors and consultants, including employees and consultants of our affiliates.

Authorized Shares. The aggregate number of shares of our Class A common stock that may be issued under our 2020 Plan adjusted proportionately following our August 12, 2022, 1-for-18 reverse stock split, was 4,336,448 shares on December 31, 2024. In addition, the number of shares of our Class A common stock reserved for issuance under our 2020 Plan automatically increases on January 1 of each year, from January 1, 2021 through January 1, 2030, in an amount equal to (1) 4% of the total number of shares of our common stock (both Class A and Class B) outstanding on December 31 of the preceding year or (2) a lesser number of shares of our Class A common stock determined by our board of directors prior to the date of the increase. On January 1, 2025, the total number of shares available for issuance under the 2020 Plan was increased by 604,812 shares pursuant to this provision. The maximum number of shares of our Class A common stock that may be issued on the exercise of ISOs under our 2020 Plan following the reverse stock split is 6,666,666 shares.

Corporate Transactions. The following applies to stock awards under the 2020 Plan in the event of a corporate transaction (as defined in the 2020 Plan), unless otherwise provided in a participant’s stock award agreement or other written agreement with us or one of our affiliates or unless otherwise expressly provided by the plan administrator at the time of grant.

In the event of a corporate transaction, any stock awards outstanding under the 2020 Plan may be assumed, continued or substituted by any surviving or acquiring corporation (or its parent company) and any reacquisition or repurchase rights held by us with respect to the stock award may be assigned to our successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute such stock awards, then (1) with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full (or, in the case of performance awards with multiple vesting levels depending on the level of performance, vesting will accelerate at 100% of the target level) to a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction) and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction and any reacquisition or repurchase rights held by us with respect to such stock awards will lapse (contingent upon the effectiveness of the corporate transaction) and (2) any such stock awards that are held by persons other than current participants will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction, except that any reacquisition or repurchase rights held by us with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the corporate transaction.

In the event a stock award will terminate if not exercised prior to the effective time of a corporate transaction, the plan administrator may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in value to the excess (if any) of (1) the per share amount payable to holders of Class A common stock in connection with the corporate transaction, over (2) any per share exercise price payable by such holder, if applicable. In addition, any escrow, holdback, earn out or similar provisions in the definitive agreement for the corporate transaction may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of our Class A common stock.

2020 Employee Stock Purchase Plan

In October 2020, our board of directors adopted, and our stockholders approved, the 2020 Employee Stock Purchase Plan (“ESPP”). The purpose of the ESPP is to secure the services of new employees, to retain the services of existing employees and to provide incentives for such individuals to exert maximum efforts toward our success and that of our affiliates. The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Employees may have to satisfy one or more of the following service requirements before participating in the ESPP, as determined by our board of directors, including: (1) being customarily employed for more than 20 hours per week; (2) being customarily employed for more than five months per calendar year; or (3) continuous employment with us or one of our affiliates for a period of time (not to exceed two years). No employee may purchase shares under the ESPP at a rate in excess of $25,000 worth of our Class A common stock based on the fair market value per share of our Class A common stock at the beginning of an offering for each year such a purchase right is outstanding. Finally, no employee will be eligible for the grant of any purchase rights under the ESPP if immediately after such rights are granted, such employee has voting power over 5% or more of our outstanding capital stock measured by vote or value pursuant to Section 424(d) of the Code.

Share Reserve. The aggregate number of shares of our Class A common stock that may be issued under the ESPP was 845,727 shares on December 31, 2024. This includes 277,777 shares of our Class A common stock originally issuable under the ESPP, adjusted proportionately following our reverse stock split, and annual increases. The number of shares of our Class A common stock reserved for issuance automatically increases on January 1 of each year, from January 1, 2021 through January 1, 2030, by the lesser of (1) 1% of the total number of shares of our common stock (both Class A and Class B) outstanding on December 31 of the preceding calendar year and (2) 416,666 shares of our Class A common stock, except that, prior to the date of any such increase, our board of directors may determine that such increase will be less than the amount set forth in clauses (1) and (2). On January 1, 2025, the total number of shares available for issuance under the ESPP was increased by 151,203 shares pursuant to this provision.

Corporate Transactions. In the event of a corporate transaction (as defined in the ESPP), any then-outstanding rights to purchase our stock under the ESPP may be assumed, continued or substituted by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute such purchase rights, then the participants’ accumulated payroll contributions will be used to purchase shares of our Class A common stock within 10 business days prior to such corporate transaction, and such purchase rights will terminate immediately.

Amended and Restated 2015 Equity Incentive Plan

In March 2015, the board of directors of our subsidiary Caret Holdings, Inc. adopted, and its stockholders approved, our 2015 Plan. In August 2019, our board of directors adopted the 2015 Plan and assumed the outstanding obligations thereunder, such that each outstanding option to purchase shares of the common stock of Caret Holdings, Inc. was converted into an option to purchase an equal number of shares of our Class B common stock subject to the same terms and conditions set forth in the 2015 Plan. The 2015 Plan has been periodically amended. The 2015 Plan provides for the grant of ISOs to our employees and any of our subsidiary corporations’ employees and for the grant of NSOs, restricted stock awards or restricted stock units to our employees, directors and consultants, and any of our affiliates’ employees and consultants. The 2015 Plan was terminated in connection with our initial public offering and no further grants may be made under the 2015 Plan. However, all outstanding stock awards granted under the 2015 Plan continue to be subject to the terms and conditions of the 2015 Plan and the agreements evidencing such stock awards.

Corporate Transactions. In the event of (1) our dissolution or liquidation or (2) an “acquisition” (as defined in the 2015 Plan), outstanding awards may be assumed, converted or replaced by the successor or acquiring corporation (if any). In the alternative, the successor or acquiring corporation may substitute equivalent awards or provide substantially similar consideration to participants as was provided to our stockholders. The successor or acquiring corporation may also substitute awards by issuing substantially similar shares or other property subject to repurchase restrictions and other provisions no less favorable to the participant than those which applied immediately prior to the transaction. If such successor or acquiring corporation (if any) does not assume, convert, replace or substitute awards, then the vesting of such awards will accelerate and options will become exercisable in full prior to the consummation of such event, and if such options are not exercised prior to the consummation of the corporate transaction, they will terminate.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2024. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a) (#)	Weighted-average exercise price of outstanding options, warrants and rights (b) ($)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c) (#)
Equity compensation plans approved by security holders:
2015 Equity Incentive Plan	135,212	33.66	—	(1)
2020 Equity Incentive Plan	1,606,459	75.04	1,377,820	(2)
2020 Employee Stock Purchase Plan	—	—	845,727	(3)
Equity compensation plans not approved by security holders	—	—	—
Total	1,741,671		2,223,547
(1)    Following the adoption of the 2020 Plan, no additional stock awards were granted under the 2015 Plan. Any shares becoming available under the 2015 Plan by repurchase, forfeiture, expiration or cancellation will become available for grant under the 2020 Plan. Column (a) reflects 135,212 options not forfeited, cancelled or expired as of December 31, 2024 under the 2015 Plan and column (b) reflects the weighted-average exercise price of the options.
(2)    The number of shares of Class A common stock reserved for issuance under the 2020 Plan automatically increases on January 1 of each year, beginning on January 1, 2021 and continuing through and including January 1, 2030, by 4% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year or a lesser number of shares determined by our board of directors. Pursuant to the terms of the 2020 Plan, an additional 604,812 shares were added to the number of available shares effective January 1, 2025. Column (a) reflects 1,010,451 restricted stock units, 594,460 performance-based restricted stock units presented at target level of performance, and 1,548 options not forfeited, cancelled or expired as of December 31, 2024 under the 2020 Plan. An additional 242,770 performance-based restricted stock units could vest if maximum performance is achieved. Column (b) reflects the weighted-average exercise price of options only as restricted stock units have no exercise price.
(3)    The number of shares of Class A common stock reserved for issuance under the ESPP automatically increases on January 1 of each year, beginning on January 1, 2021 and continuing through and including January 1, 2030, by the lesser of (i) 1% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, (ii) 416,666 shares or (iii) such lesser number of shares determined by our board of directors. Pursuant to the terms of the ESPP, an additional 151,203 shares were added to the number of available shares effective January 1, 2025. No shares have been issued under this plan as of December 31, 2024.

PROPOSAL 3 - APPROVAL, ON AN ADVISORY BASIS,
OF OUR NAMED EXECUTIVE OFFICER COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are conducting an advisory vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement. We expect that the next advisory vote, following the vote at the Annual Meeting, to approve the compensation of our named executive officers will take place at our 2026 Annual Meeting.

Although this vote is nonbinding, the compensation committee values your opinion and expects to consider the voting results when making future decisions about named executive officer compensation.

Stockholders may also contact management to provide input on named executive officer compensation matters at any time by contacting Investor Relations, by email at: ir@joinroot.com.

As described in the “Compensation Discussion and Analysis” section of this Proxy Statement, our compensation committee has effectively established an executive compensation program that reflects both Company and individual performance. Executive compensation decisions are made in order to attract, motivate, retain and reward talented executives, with a focus on delivering business results and value to our stockholders.

Our compensation committee consistently exercises care and discipline in determining executive compensation. Our board of directors urges you to review carefully the “Compensation Discussion and Analysis” section that describes our compensation philosophy and programs in greater detail and to approve the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including in the “Compensation Discussion and Analysis”, compensation tables and accompanying narrative discussion, is hereby APPROVED.”

OUR BOARD OF DIRECTORS RECOMMENDS A
VOTE “FOR” PROPOSAL NO. 3

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our Class A and Class B common stock as of April 7, 2025, by:

•each person or entity known by us to be beneficial owners of more than five percent of our Class A common stock or Class B common stock;
•each of our named executive officers;
•each of our directors; and
•all of our current executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules and regulations of the SEC and the information set forth below is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 11,361,118 shares of Class A common stock and 4,000,833 shares of Class B common stock outstanding as of April 7, 2025, and 14,053,096 shares of Series A preferred stock outstanding as of April 7, 2025 and entitled to 780,727 votes. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares subject to options held by the person that are currently exercisable, or exercisable or would vest based on service-based vesting conditions within 60 days of April 7, 2025. In addition, we deemed to be outstanding all RSUs held by the person that would vest based on service-based vesting conditions within 60 days of April 7, 2025. However, except as described above, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o Root, Inc., 80 E. Rich Street, Suite 500, Columbus, Ohio 43215.

	Beneficial Ownership
	Class A Common Stock		Class B Common Stock		% of Total Voting Power†
Beneficial Owner	Number of Shares	%	Number of Shares	%
5% Stockholders:
Entities associated with Drive Capital(1)	193,595	1.7%	1,443,376	36.1%	28.0%
Entities associated with Ribbit Capital(2)	—	—	1,457,607	36.4%	28.0%
Carvana Group, LLC(3)	780,727	6.9%	—	—	1.5%
BlackRock, Inc.(4)	654,527	5.8%	—	—	1.3%

Directors and Named Executive Officers:
Alexander Timm(5)	90,937	*	1,067,184	26.7%	20.6%
Mahtiyar Bonakdarpour(6)	384,340	3.4%	15,392	*	1.0%
Jonathan Allison(7)	18,416	*	12,024	*	*
Megan Binkley(8)	26,971	*	2,638	*	*
Douglas Ulman(9)	27,458	*	33,352	*	*
Jerri DeVard(10)	19,566	*	—	—	*
Lawrence Hilsheimer(11)	41,730	*	5,555	*	*
Nancy Kramer(12)	16,497	*	4,166	*	*
Beth Birnbaum(13)	16,013	*	—	—	*
Julie Szudarek(14)	15,003	*	—	—	*
Donna Dorsey(15)	8,837	*	—	—	*
All executive officers and directors as a group (11 persons)	665,768	5.9%	1,140,311	28.5%	23.1%

*Less than one percent.
†Percentage of total voting power represents voting power with respect to all shares of our Class A common stock, Class B common stock and Series A preferred stock as a single class. The holders of our Class B common stock are entitled to 10 votes per share and holders of our Class A common stock are entitled to one vote per share. The holder of the Series A preferred stock is entitled to vote with the holders of Class A common stock and has the right to one vote per share of Class A common stock into which the Series A preferred stock is convertible.
(1)Based on information contained in the Schedule 13G/A filed on February 15, 2022, Form 4 filed on September 2, 2022 and the Company’s records. Consists of (i) 112,469 shares of Class A common stock held by Drive Capital Overdrive Fund I, L.P. (“Overdrive I"), (ii) 54,382 shares of Class A common stock held by Drive Capital Overdrive Fund I (TE), L.P. ("Overdrive TE I"), (iii) 1,593 shares of Class A common stock held by Drive Capital Overdrive Ignition Fund I, L.P. ("Overdrive Ignition I"), (iv) 25,151 shares of Class A common stock held by Drive Capital I (GP), LLC ("GP I"), and (v) 1,443,376 shares of Class B common stock held by DC I Investment LLC (“DC I”). Drive Capital Overdrive Fund I (GP), LLC ("Overdrive GP I") is the general partner of each of Overdrive I, Overdrive TE I and Overdrive Ignition I. Christopher Olsen is the managing member of GP I and Overdrive GP I and has voting and dispositive power with respect to the shares held of record by Overdrive I, Overdrive TE I and Overdrive Ignition I and is the Managing Director of DC I and has sole voting and dispositive power over the shares held by DC I. The principal office address of each of these entities is 629 N. High St 6th Fl, Columbus, Ohio.
(2)Based on information contained in the Schedule 13G/A filed on February 14, 2025. Consists of 1,457,607 shares of Class B common stock held by Ribbit Capital IV, L.P,. for itself and as nominee for Ribbit Founder Fund IV, L.P. (“Ribbit Capital IV”), and RT-E Ribbit Opportunity IV, LLC (“Ribbit RT-E”). Meyer Malka is the sole director of Ribbit Capital GP IV, Ltd., which is the general partner of Ribbit Capital GP IV, L.P., which is both the general partner of Ribbit Capital IV and the managing member of Ribbit RT-E and as such, Mr. Malka may be deemed to hold voting and investment power with respect to the shares held by Ribbit Capital IV and Ribbit RT-E. The principal office address of each of these entities is c/o Ribbit Capital Management, 364 University Avenue, Palo Alto, California 94301.
(3)Based on the information contained in the Schedule 13D/A filed on February 28, 2025. Consists of 780,727 shares of Class A common stock into which Series A preferred stock is convertible at the option of the holder, subject to such holder’s receipt of approval from the Company’s domestic insurance regulators in the event such conversion would cause the holder to hold in excess of 9.9% of the voting stock of the Company. Excludes 5,576,625 shares of Class A Common Stock issuable upon the exercise of exercisable warrants that were out of the money as of April 7, 2025, and for which the Company has the option to net settle. The principal office address of Carvana Group, LLC is 300 E. Rio Salado Parkway, Tempe, Arizona 85281.
(4)Based on information contained in the Schedule 13G filed on November 8, 2024. Consists of 654,527 shares of Class A common stock over which the filer has sole voting power over 645,649 shares, shared voting power over zero shares, sole dispositive power over 654,527 shares, and shared dispositive power over zero shares. The principal office address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.
(5)Consists of (i) 90,937 shares of Class A common stock, (ii) 1,056,393 shares of Class B common stock, of which 30,219 shares may be repurchased by us at the original purchase price as of April 7, 2025, and (iii) 10,791 shares of Class B common stock held by the Timm Descendants Trust. The Timm Descendants Trust is a trust for the benefit of Mr. Timm and his immediate family.
(6)Consists of (i) 215,896 shares of Class A common stock, and (ii) 15,392 shares of Class B common stock issuable to Mr. Bonakdarpour pursuant to exercisable options. Also includes the following shares over which Mr. Bonakdarpour may be deemed to have an indirect pecuniary interest through his spouse’s carried interest in Drive Capital Overdrive Fund I (GP), LLC, (iii) 112,469 shares of Class A common stock held by Drive Capital Overdrive Fund I, L.P., (iv) 54,382 shares of Class A common stock held by Drive Capital Overdrive Fund I (TE), L.P., and (v) 1,593 shares of Class A common stock held by Drive Capital Overdrive Ignition Fund I, L.P (collectively, the “Drive shares”). Neither Mr. Bonakdarpour nor his spouse has voting or investment control over the Drive shares.
(7)Consists of (i) 18,416 shares of Class A common stock, and (ii) 12,024 shares of Class B common stock issuable to Mr. Allison pursuant to exercisable options.
(8)Consists of (i) 26,971 shares of Class A common stock, (ii) 1,111 shares of Class B common stock, and (iii) 1,527 shares of Class B common stock issuable to Ms. Binkley pursuant to exercisable options.
(9)Consists of (i) 10,401 shares of Class A common stock held by the Douglas E. Ulman 2016 Revocable Trust, (ii) 9,606 shares of Class A common stock held by the Douglas E. Ulman 2016 Irrevocable Trust for which Mr. Ulman’s spouse is the trustee, (iii) 6,201 shares of Class A common stock issuable in respect of restricted stock units vesting within 60 days of April 7, 2025, and (iv) 33,352 shares of Class B common stock issuable pursuant to exercisable options. In addition, Mr. Ulman has sole voting control over 1,250 shares of Class A common stock in a donor advised fund.
(10)Consists of (i) 13,107 shares of Class A common stock, (ii) 6,201 shares of Class A common stock issuable in respect of restricted stock units vesting within 60 days of April 7, 2025, and (iii) 258 shares of Class A common stock issuable pursuant to exercisable options.
(11)Consists of (i) 35,271 shares of Class A common stock, 1,596 of which are held through Mr. Hilsheimer’s IRA, (ii) 6,201 shares of Class A common stock issuable in respect of restricted stock units vesting within 60 days of April 7, 2025, (iii) 258 shares of Class A common stock issuable pursuant to exercisable options, and (iv) 5,555 shares of Class B common stock.
(12)Consists of (i) 10,296 shares of Class A common stock, (ii) 6,201 restricted stock units vesting within 60 days of April 7, 2025, and (iii) 4,166 shares of Class B common stock issuable to Ms. Kramer pursuant to exercisable options.
(13)Consists of (i) 9,812 shares of Class A common stock, and (ii) 6,201 shares of Class A common stock issuable in respect of restricted stock units vesting within 60 days of April 7, 2025.
(14)Consists of (i) 8,802 shares of Class A common stock, and (ii) 6,201 shares of Class A common stock issuable in respect of restricted stock units vesting within 60 days of April 7, 2025.
(15)Consists of (i) 2,477 shares of Class A common stock, and (ii) 6,360 shares of Class A common stock issuable in respect of restricted stock units vesting within 60 days of April 7, 2025.

TRANSACTIONS WITH RELATED PERSONS

The following is a summary of transactions since January 1, 2024, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, executive officers or holders of more than 5% of Class A common stock or Class B common stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.
Investors’ Rights Agreement
We are party to an amended and restated investors’ rights agreement (“IRA”) with certain holders of our capital stock, including entities affiliated with Drive Capital and entities affiliated with Ribbit Capital, as well as other holders of our previously issued redeemable convertible preferred stock, all shares of which were converted into shares of our Class B common stock at the time of our initial public offering. The IRA provides the holders of such shares with certain registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing.

Carvana Agreements
We are a party to an investment agreement and a commercial agreement with, and have issued warrants to, Carvana Group, LLC (“Carvana”). Pursuant to the investment agreement, Carvana is entitled to certain governance, consent and registration rights contemplated by the investment agreement. Carvana’s governance rights include the right to appoint Ernest Garcia III, the President and Chief Executive Officer of Carvana, to our board of directors. Carvana will no longer be entitled to appoint Mr. Garcia to our board of directors if Carvana ceases to beneficially own any of the Series A preferred stock acquired by Carvana at the closing of the investment. Carvana has not exercised its appointment right as of the date hereof. Carvana is subject to customary standstill and non-transfer restrictions in respect of the Series A preferred stock and the warrants for a five-year period following the closing of the investment, subject to certain limited exceptions in the investment agreement. Carvana has also covenanted in the investment agreement to make all required insurance regulatory filings with Root’s domestic insurance regulators in the event that the conversion of the Series A preferred stock or exercise of the warrants would cause Carvana to hold in excess of 9.9% of the outstanding voting stock of Root. Both Carvana and Root must use commercially reasonable efforts to obtain any required regulatory approvals. Carvana has also agreed to vote its shares of Series A preferred stock at the Annual Meeting in support of Proposal 1 and in the same proportion as our unaffiliated stockholders with respect to all of the other proposals. Our “unaffiliated stockholders” do not include any of our current officers and directors and any other beneficial owner of more than 5.0% (determined on a fully-diluted basis) of our outstanding common stock (other than investors that are eligible to file a Schedule 13G with the SEC pursuant to Rule 13d-1(b) of the Exchange Act) and any affiliate of any of the foregoing persons.

Policies and Procedures for Transactions with Related Persons
We have adopted a written policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the approval or ratification of our board of directors or our audit, risk and finance committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest, must be presented to our board of directors or our audit, risk and finance committee for review, consideration and approval. In approving or rejecting any such proposal, our board of directors or our audit, risk and finance committee is to consider the material facts of the transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will likely be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or us. Direct your written request to us via email at proxy@joinroot.com or via mail to Root, Inc., 80 E. Rich Street, Suite 500, Columbus, Ohio 43215, Attention: Secretary, or you may make a request by telephone to (866) 980-9431. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

Our board of directors knows of no other matters that will be presented for consideration at the Annual Meeting except as indicated in the notice. However, if any other matters are properly brought before the Annual Meeting for action of which we did not have notice on or prior to March 7, 2025, or that applicable laws otherwise permit proxies to vote on a discretionary basis, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Jodi E. Baker
Vice President, General Counsel and Secretary
April 25, 2025
We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this Proxy Statement and our Annual Report on Form 10-K at ir.joinroot.com. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, is also available without charge upon written request to us via email at proxy@joinroot.com.

# Root

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SHARES

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**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

DETACH AND RETURN THIS PORTION ONLY

02 0000000000

The Board of Directors recommends you vote FOR the following:

| Nominees | For | Against | Abstain |
|---|---|---|---|
| 1a. Jerri DeVard | ☐ | ☐ | ☐ |
| 1b. Nancy Kramer | ☐ | ☐ | ☐ |

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

0000670139_1 R1.0.0.2

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | JOB # | Signature (Joint Owners) | Date |
|---|---|---|---|---|

SHARES
CUSIP #
SEQUENCE #

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

**ROOT, INC.**
**Annual Meeting of Stockholders**
**June 4, 2025 11:00 AM EDT**
**This proxy is solicited by the Board of Directors**

The undersigned hereby appoints Alexander Timm and Jodi Baker, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Root, Inc. Class A common stock, Class B common stock and Series A preferred stock registered to the undersigned which the undersigned is entitled to vote (the "Registered Shares") and, in their discretion, to vote the Registered Shares upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held at 11:00 AM EDT on June 4, 2025, virtually at www.virtualshareholdermeeting.com/ROOT2025, and any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

**You are encouraged to specify your choice by marking the appropriate boxes on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote the Registered Shares unless you sign and return the proxy card.**

**Continued and to be signed on reverse side**

0000670139_2 R1.0.0.2

Root

# Your **Vote** Counts!

**ROOT, INC.**

2025 Annual Meeting

Vote by June 03, 2025
11:59 PM ET

## You invested in ROOT, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on June 04, 2025.**

## Get informed before you vote

View the Notice & Proxy Statement, Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 21, 2025. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

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**Vote Virtually at the Meeting***

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V2.1

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# THIS IS NOT A VOTABLE BALLOT

SHARE CLASSES REPRESENTED FOR VOTING

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

| Voting Items | | Board Recommends |
|---|---|---|
| 1. | To elect two Class II directors, Jerri DeVard and Nancy Kramer, each to hold office until our Annual Meeting of Stockholders in 2028.<br>**Nominees:** | |
| 1a. | Jerri DeVard | For |
| 1b. | Nancy Kramer | For |
| 2. | To ratify the selection by the audit, risk and finance committee of our board of directors of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. | For |
| 3. | To approve, on an advisory basis, our named executive officer compensation. | For |

**NOTE:** Such other business as may properly come before the meeting or any adjournment thereof.

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